As filed with the Securities and Exchange Commission on December 30, 2004
                                       An Exhibit List can be found on page II-4
                                                        Registration No. 333-___


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                           --------------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                  KNOBIAS, INC.
                 (Name of small business issuer in its charter)

           DELAWARE                          6282                   13-3968990
(State or other Jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
 Incorporation or Organization)   Classification Code Number)    Identification No.)

                               875 NORTHPARK DRIVE
                              BUILDING 2, SUITE 500
                               RIDGELAND, MS 39157
                                 (601) 978-3399
          (Address and telephone number of principal executive offices and principal place of business)

                     E. KEY RAMSEY, CHIEF EXECUTIVE OFFICER
                                  KNOBIAS, INC.
                               875 NORTHPARK DRIVE
                              BUILDING 2, SUITE 500
                               RIDGELAND, MS 39157
                                 (601) 978-3399

            (Name, address and telephone number of agent for service)

                    ----------------------------------------
                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                              (212) 930-9700 (212)
                                 930-9725 (fax)
                    ----------------------------------------


                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. 9

                    ----------------------------------------

                                                        CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                     PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF SECURITIES                AMOUNT TO BE   OFFERING PRICE PER      PROPOSED MAXIMUM          AMOUNT OF
              TO BE REGISTERED                       REGISTERED        SECURITY(1)      AGGREGATE OFFERING PRICE  REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Shares of common stock, $.01 par value (2)            15,000,000         $0.77               $11,550,000.00             $1,359.44
Shares of common stock, $.01 par value (3)               666,667         $0.77                  $513,333.59                $60.42
Shares of common stock, $.01 par value (4)             1,916,666         $0.77                $1,475,832.82               $173.71
Shares of common stock, $.01 par value (5)             1,933,335         $0.77                $1,488,667.95               $175.22
Shares of common stock, $.01 par value (6)             3,000,000         $0.77                $2,310,000.00               $271.89
Total                                                 22,516,668                             $17,337,834.36             $2,040.68
==================================================================================================================================



----------
(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-the-Counter Bulletin Board on December 27, 2004.
(2)   Represents shares of common stock underlying equity line of credit.
(3)   Represents shares of common stock.
(4) Represents shares of common stock underlying Series A Convertible Preferred Stock.
(5)   Represents shares of common stock underlying Secured Convertible Notes.
(6) Represents shares of common stock underlying common stock purchase warrants.


      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS                        SUBJECT TO COMPLETION, DATED DECEMBER 30, 2004

     The information in this prospectus is not complete and may be changed.

                                  KNOBIAS, INC.
                              22,516,668 SHARES OF
                                  COMMON STOCK

      This prospectus relates to the sale of up to an aggregate of 22,516,668 shares of common stock by the selling stockholders, including up to 15,000,000 shares of common stock underlying an equity line of credit for $10,000,000, 1,916,666 shares of common stock underlying our series A convertible preferred stock, 1,933,335 shares of common stock underlying secured convertible notes, 3,000,000 shares of common stock issuable upon exercise of common stock purchase warrants and 666,667 shares of common stock issued and outstanding.

      The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

      We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of common stock under our equity line of credit with Cornell Capital Partners, L.P. The purchase price of the shares purchased under the equity line of credit will be equal to 98% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the 5 days immediately following the notice to advance funds date. We have agreed to pay Cornell Capital Partners, L.P. 5% of the proceeds that we receive under the Equity Line of Credit. We cannot draw more than $250,000 per advance and the maximum amount of advances during any 30-day period cannot exceed $1,000,000. In addition, we may receive up to $30,000 upon exercise of common stock purchase warrants. All costs associated with this registration will be borne by us.

      Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol "KNBS." The last reported sales price per share of our common stock as reported by the NASD Over-The-Counter Bulletin Board on December 27, 2004, was $0.77.


                              -------------------

            INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                              -------------------


      Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the equity line of credit. Cornell Capital Partners, L.P. will pay a net purchase price of 98% of our market price as calculated in the equity line of credit agreement.

      With the exception of Cornell Capital Partners, L.P., which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate upon Cornell Capital Partners having advanced us $10,000,000 under the equity line of credit or 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

      THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY KNOBIAS, INC., WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND KNOBIAS, INC. IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  The date of this prospectus is ______, 2004.

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

                                   OUR COMPANY

      We offer a range of financial information products from multiple Knobias and third party databases via a single, integrated internet based platform. Knobias is uniquely capable of combining third party databases, news feeds and other financial content with internally generated content and analysis to create value-added, cost effective information solutions for all market participants.

      Our company originally was organized as Molecular Energy Corporation on January 31, 1968 under the laws of the State of Delaware, to engage in the business of research, development and manufacture of custom-built batteries. Until the Merger we had no assets and have had no revenues for several years, and we were actively seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses. Knobias, formerly known as pennyPI.com, Inc., was originally organized as a Mississippi limited liability company in September 1998, and was reorganized as a Delaware corporation in March 2000. Knobias.com, LLC is a wholly owned subsidiary of Knobias and continues in existence for the further development and operation of its Internet web site relating to the provision of information regarding publicly traded companies.

      For the year ended December 31, 2003, we generated revenue in the amount of $1,343,427 and a net loss of $1,830,803. For the three and nine months ended September 30, 2004, we generated revenues in the amount of $489,914 and $1,506,260, respectively, and net losses of $580,622 and $1,428,189, respectively.

      Our principal executive offices are located at 875 Northpark Drive, Ridgeland, MS 39157, and our telephone number is (601) 978-3399.

                                  THE OFFERING

The Offering

Common stock offered by
   selling stockholders..................       Up   to    22,516,668    shares,
                                                including the following:

                                           -    up  to  15,000,0000   shares  of
                                                common  stock to be issued under
                                                the   equity   line  of   credit
                                                agreement.  In the event that we
                                                draw  down  $250,000  under  the
                                                equity   line,   which   is  the
                                                maximum   permitted  advance  of
                                                $250,000   within  a   seven-day
                                                period,  we would be required to
                                                issue  331,302  shares of common
                                                stock on December 27, 2004 based
                                                on   a   conversion   price   of
                                                $0.7546;

                                           -    up to 1,916,666 shares of common
                                                stock   underlying    series   A
                                                convertible preferred stock;

                                           -    up to 1,933,335 shares of common
                                                stock     underlying     secured
                                                convertible notes;

                                           -    666,667 shares of common stock;

                                           -    up to 3,000,000 shares of common
                                                stock issuable upon the exercise
                                                of   common    stock    purchase
                                                warrants at an exercise price of
                                                $0.01 per share;

                                                This number represents 30.02% of
                                                our current outstanding stock.

Common stock to be outstanding
  after the offering.....................       Up to 75,016,332 shares

Use of  proceeds.........................       We will receive  gross  proceeds
                                                of up to  $10,000,000  from  the
                                                sale  of  shares  of our  common
                                                stock   to    Cornell    Capital
                                                Partners,  L.P. under the equity
                                                line  of  credit.  The  purchase
                                                price  of the  shares  purchased
                                                under the equity  line of credit
                                                will  be  equal  to  98%  of the
                                                lowest  closing bid price of our
                                                common      stock     on     the
                                                Over-the-Counter  Bulletin Board
                                                for the  five  days  immediately
                                                following  the notice to advance
                                                funds  date.  We have  agreed to
                                                pay  Cornell  Capital  Partners,
                                                L.P. 5% of the proceeds  that we
                                                receive under the Equity Line of
                                                Credit. We cannot draw more than
                                                $250,000  per  advance  or  more
                                                than  $1,000,000  in any  30-day
                                                period.  We  intend  to use  any
                                                proceeds from the sale of shares
                                                of our  common  stock to Cornell
                                                Capital Partners, L.P. under the
                                                equity   line  of   credit   for
                                                general      working     capital
                                                purposes.  See "Use of Proceeds"
                                                for a complete description.

Over-The-Counter Bulletin Board Symbol...       KNBS


      The above information is based on 53,166,331 shares of common stock outstanding as of December 28, 2004.

Equity Line of Credit

      In November 2004, we entered into an equity line of credit with Cornell Capital Partners, L.P. Pursuant to the equity line of credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the equity line of credit, Cornell Capital Partners will pay 98% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, we have agreed to pay Cornell Capital Partners, L.P. 5% of the proceeds that we receive under the Equity Line of Credit. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the equity line of credit. For its services, we paid Newbridge Securities Corporation $10,000. We are registering 15,000,000 shares in this offering which may be issued under the equity line of credit.

Series A Convertible Preferred Stock

      In November 2004, we accepted Subscription Agreements from four institutional investors, for gross proceeds of $1,150,000, and issued 958,333 shares of our Series A Preferred Stock for $1.20 per share. Holders of Series A Preferred Stock will receive an annual cumulative dividend of $0.12 per share payable semi-annually on April 30 and October 31 of each year beginning April 30, 2005. Holders of Series A Preferred Stock who refer customers to us or are themselves customers of ours, will receive a dividend equal to the greater of the cumulative dividend of $0.12 per share or a non-cumulative dividend equal to a minimum of 10% and a maximum of 25% of the net income from fees received by us from each referred customer and from the holder itself for (i) access to our internet-based financial services platform and (ii) execution of customer securities transactions. Each share of Series A Preferred Stock may be converted at any time at the option of the holder into two shares of common stock, subject to adjustment as provided below. In addition, in the event that (i) our pre-tax net income for the three month period ending December 31, 2005, calculated on an annualized basis, is less than $2,000,000, or (ii) the average closing price of our common stock for the month of December 2005 is less than $1.00 per share, then each share of the Series A Preferred Stock may be converted, at the option of the holder, into four shares of common stock.

8% Secured Convertible Notes

      On November 15, 2004, pursuant to a Securities Purchase Agreement, we issued and sold to DCOFI Master LDC, Bushido Capital Master Fund, L.P. and Gamma Opportunity Capital Partners, LP an aggregate of $1,000,000 in principal amount of our 8% Secured Convertible Notes due November 1, 2006. The Notes bear interest at the rate of 8% per annum, payable quarterly, commencing February 1, 2005. The Notes are convertible at any time, at the option of the Note Purchasers, into our common stock at an initial conversion price (subject to adjustment) of $0.60 per share; however, the conversion price will be reduced to $0.30 per share in the event that either (i) our annualized pre-tax net income for the three-month period ending December 31, 2005 is less than $2,000,000 or
(ii) the volume weighted average trading price for our common stock for the month of December 2005 is less than $1.00 per share. Notwithstanding the foregoing, no Note Purchaser has the right to convert any portion of the Notes to the extent that, after giving effect to such conversion, such Note Purchaser would beneficially own in excess of 4.99% of our common stock outstanding. Commencing on the first anniversary of the date of purchase, we are obligated to redeem approximately 1/12 of the aggregate principal amount of the Notes, plus accrued and unpaid interest. We may elect to redeem any such monthly redemption amount in shares of common stock. After one year, if the volume weighted average trading price of our common stock for any 30 consecutive days exceeds $1.80 and the average dollar trading volume for such period exceeds $200,000, we may at our option cause the Note Purchasers to convert all or a portion of the principal amount of the Notes into common stock. Our obligations under the Notes are secured by a security interest in substantially all of our assets and a guarantee by our subsidiaries. At the time of the issuance of the Notes, and in connection therewith, we also issued to the Note Purchasers warrants to purchase an aggregate of 3,000,000 shares of our common stock. The warrants may be exercised, in whole or in part, at any time within five years from the date of the issuance of the Notes, for an exercise price of $.01 per share.

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY:

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.

      We incurred net losses of $1,830,803 for the year ended December 31, 2003 and $1,716,213 for the year ended December 31, 2002. For the three and nine months ended September 30, 2004, we incurred net losses of $580,622 and $1,428,189, respectively. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

IF WE CANNOT GENERATE NEW SUBSCRIBERS, WE MAY NOT ACHIEVE PROFITABILITY.

      To increase our revenues and achieve profitability, we must increase our subscriber base significantly. We generate most of our leads for new subscribers from our website and through our existing customer relationships. These leads must be converted into subscriptions for our products and services at a rate higher than what we have been able to achieve so far. If we fail to do so, we may not achieve profitability.

THE INDUSTRY IN WHICH WE OPERATE IS HIGHLY COMPETITIVE AND HAS RELATIVELY LOW BARRIERS TO ENTRY. INCREASED COMPETITION COULD RESULT IN MARGIN EROSION, WHICH WOULD MAKE PROFITABILITY EVEN MORE DIFFICULT TO ACHIEVE AND SUSTAIN.

      The market for financial information services is extremely competitive and the barriers to entry are relatively low. Increased competition could result in reduced operating margins, as well as a loss of market share and brand recognition. We compete with many providers of business and financial information including Bloomberg, Capital IQ, Dun & Bradstreet, Global Securities Information, Reuters, Standard & Poor's, Thomson Financial, thestreet.com, Edgar Online, 10-K Wizard, MSN and Yahoo! We also compete with large investment banking, brokerage and investment advisory firms that provide financial information services to their clients and others. Other competitors and potential competitors include education and publishing companies as well as e-commerce providers. Many of our existing and potential competitors have greater financial resources, larger market share, broader and more varied databases and libraries, technology and delivery systems that are more flexible or cost-effective, stronger alliances and/or lower cost structures than we do, which may enable them to establish a stronger competitive position than we have, in part through greater marketing opportunities. If we fail to address competitive developments quickly and effectively, we will not be able to grow.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY ANY ADVERSE ECONOMIC DEVELOPMENTS IN THE FINANCIAL SERVICES INDUSTRY AND/OR THE ECONOMY IN GENERAL.

      We depend on the continued demand for the distribution of business and financial information. Therefore, our business is susceptible to downturns in the financial services industry and the economy in general. Any significant downturn in the market or in general economic conditions would likely hurt our business.

IF WE FAIL TO KEEP UP WITH CHANGES AFFECTING THE MARKETS THAT WE SERVE, WE WILL BECOME LESS COMPETITIVE, ADVERSELY AFFECTING OUR FINANCIAL PERFORMANCE.

      In order to remain competitive and serve our customers effectively, we must respond on a timely and cost-efficient basis to changes in technology, industry standards and procedures and customer preferences. We need to continuously develop new products and services to address new developments. In some cases these changes may be significant and the cost to comply with these changes may be substantial. We cannot assure you that we will be able to adapt to any changes in the future or that we will have the financial resources to keep up with changes in the marketplace. Also, the cost of adapting our products and services may have a material and adverse effect on our operating results.

OUR GROWTH STRATEGY ASSUMES THAT WE WILL MAKE TARGETED STRATEGIC ACQUISITIONS. ACQUISITIONS MAY DISRUPT OUR BUSINESS, DILUTE SHAREHOLDER VALUE OR DISTRACT MANAGEMENT'S ATTENTION FROM OPERATIONS.

      Unless we develop or acquire new content that we can market to our existing and new clients, our rate of revenue growth will continue to be slow and achieving profitability will be slow and difficult. We believe that the quickest and most efficient way for us to acquire new content is through targeted strategic acquisitions. If we fail to execute on this strategy, our revenues may not increase and our ability to achieve significant profitability will be delayed. Until now, our ability to acquire complimentary businesses has been hampered by our limited capital resources and the lack of a public market for our stock.

      An acquisition strategy is inherently risky. Some of the risks we may face in connection with acquisitions include:

      o     identifying appropriate targets in an efficient and timely fashion;

      o     negotiating terms that we believe are reasonable;

      o Failing to accurately assess the true cost of entering new markets or marketing new products;

      o integrating the operations, technologies, products, personnel and customers of the acquired enterprise;

      o     maintaining our focus on our existing business;

      o     losing key employees; and

      o reducing earnings because of disproportionately large depreciation and amortization deductions relating to the acquired assets.

      We may not be able to identify any appropriate targets or acquire them on reasonable terms. Even if we make strategic acquisitions, we may not be able to integrate these businesses into our existing operations in a cost-effective and efficient manner.

WE MAY ENCOUNTER RISKS RELATING TO SECURITY OR OTHER SYSTEM DISRUPTIONS AND FAILURES THAT COULD REDUCE THE ATTRACTIVENESS OF OUR WEBSITE AND THAT COULD HARM OUR BUSINESS.

      Although we have implemented in our products various security mechanisms, our business is vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays or loss of data. Additionally, our operations depend on our ability to protect systems against damage from fire, earthquakes, power loss, telecommunications failure, and other events beyond our control. Moreover, our website and business solutions have, in the past, and may in the future, experience slower response times or other problems for a variety of reasons, including hardware and communication line capacity restraints, software failures or during significant increases in traffic when there have been important business or financial news stories and during the seasonal periods of peak SEC filing activity. These strains on our system could cause customer dissatisfaction and could discourage visitors from becoming paying subscribers. These types of occurrences could cause users to perceive our website and technology solutions as not functioning properly and cause them to use other methods or services of our competitors. Any disruption resulting from these actions may harm our business and may be very expensive to remedy, and could damage our reputation and discourage new and existing users from using our products and services. Any disruptions could increase costs and make profitability even more difficult to achieve.

WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY ADEQUATELY OR COST EFFECTIVELY, WHICH MAY CAUSE US TO LOSE MARKET SHARE OR REDUCE OUR PRICES.

      Our success depends in part on our brand identity and our ability to protect and preserve our proprietary rights. We cannot assure you that we will be able to prevent third parties from using our intellectual property rights and technology without our authorization. We do not own any patents on our technology. Rather, to protect our intellectual property, we rely on trade secrets, common law trademark rights and trademark registrations, as well as confidentiality and work for hire, development, assignment and license agreements with our employees, consultants, third party developers, licensees and customers. However, these measures afford only limited protection and may be flawed or inadequate. Also, enforcing our intellectual property rights could be costly and time-consuming and could distract management's attention from operating business matters.

OUR INTELLECTUAL PROPERTY MAY INFRINGE ON THE RIGHTS OF OTHERS, RESULTING IN COSTLY LITIGATION.

      In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. In particular, there has been an increase in the filing of suits alleging infringement of intellectual property rights, which pressure defendants into entering settlement arrangements quickly to dispose of such suits, regardless of their merits. Other companies or individuals may allege that we infringe on their intellectual property rights. Litigation, particularly in the area of intellectual property rights, is costly and the outcome is inherently uncertain. In the event of an adverse result, we could be liable for substantial damages and we may be forced to discontinue our use of the subject matter in question or obtain a license to use those rights or develop non-infringing alternatives. Any of these results would increase our cash expenditures, adversely affecting our financial condition.

IT MAY BE DIFFICULT FOR A THIRD PARTY TO ACQUIRE US, AND THIS COULD DEPRESS OUR STOCK PRICE.

      Delaware corporate law and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain provisions that could delay, defer or prevent a change in control of our company or our management. These provisions could discourage proxy contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. As a result, these provisions could limit the price that investors are willing to pay in the future for shares of common stock. For example:

      o Without prior stockholder approval, the board of directors has the authority to issue one or more classes of preferred stock with rights senior to those of common stock and to determine the rights, privileges and preferences of that preferred stock;

      o There is no cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

      o Stockholders cannot call a special meeting of stockholders and cannot act by written consent; and

      o Our Bylaws establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting.

OUR PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS OWN A CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT.

      Our officers and directors will beneficially own approximately 40% of our outstanding common stock upon completion of this offering if all shares registered are sold. As a result, these officers and directors, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

      o     election of our board of directors;

      o     removal of any of our directors;

      o     amendment of our certificate of incorporation or bylaws; and

      o     adoption of measures that could delay or prevent a change in control
            or  impede  a  merger,   takeover,  or  other  business  combination
            involving us.

      As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

RISKS RELATING TO OUR COMMON STOCK:

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET.

      As of December 28, 2004, we had 53,166,331 shares of our Common Stock issued and outstanding of which we believe [ ] shares to be restricted shares. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of a company's issued and outstanding shares or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of our company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning our company. In such an event, "restricted securities" would be eligible for sale to the public at an earlier date. The sale in the public market of such shares of common stock may adversely affect prevailing market prices of our common stock.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

RISKS RELATING TO OUR CURRENT FINANCING AGREEMENTS:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR EQUITY LINE THAT ARE BEING REGISTERED IN THIS PROSPECTUS AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

      The issuance and sale of shares upon delivery of an advance by Cornell Capital Partners pursuant to the equity line of credit in the amount up to $10,000,000 are likely to result in substantial dilution to the interests of other stockholders. There is no upper limit on the number of shares that we may be required to issue. This will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock and may result in a change of control of our company.

CORNELL CAPITAL WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE AND WILL HAVE AN INCENTIVE TO SELL ITS SHARES.

      Cornell Capital will purchase shares of our common stock pursuant to the Standby Equity Distribution Agreement at a purchase price that is a 2% discount to the lowest closing bid price for the five days immediately following the notice date of an advance. Cornell Capital will have an incentive to immediately sell any shares of common stock that it purchases pursuant to the Standby Equity Distribution Agreement to realize a gain on the difference between the purchase price and the then-prevailing market price of our common stock. To the extent Cornell Capital sells its common stock, our common stock price may decrease due to the additional shares in the market. In addition, pursuant to the Standby Equity Distribution Agreement, Cornell Capital has the ability to sell shares of common stock at the time of a particular advance notice by us even if such shares of common stock have not yet been delivered to Cornell Capital. Such sales may cause our stock price to decline.

THE CONTINUOUSLY ADJUSTABLE PRICE FEATURE OF OUR EQUITY LINE OF CREDIT COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

      Our obligation to issue shares upon receipt of an advance pursuant to the equity line of credit is essentially limitless. The following is an example of the amount of shares of our common stock issuable in connection with an advance of $250,000 under the equity line of credit, based on market prices 25%, 50% and 75% below the closing price as of December 27, 2004 of $0.77:


      % BELOW MARKET      PRICE PER SHARE    WITH DISCOUNT OF 2%    NUMBER OF SHARES ISSUABLE   PERCENTAGE OF STOCK
      --------------      ---------------    -------------------    -------------------------   -------------------
             25%                  $0.5775             $0.56595              438,982                   0.82%
             50%                  $ 0.385              $0.3773              662,603                   1.23%
             75%                  $0.1925             $0.18865            1,325,206                   2.43%

      As illustrated, the number of shares of common stock issuable in connection with an advance under the equity line of credit will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE SALE OF OUR STOCK UNDER OUR EQUITY LINE COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE AND MATERIALLY DILUTE EXISTING STOCKHOLDERS' EQUITY AND VOTING RIGHTS.

      In many circumstances the provision of an equity line of credit for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow our company. Such an event could place further downward pressure on the price of common stock. Under the terms of our equity line we may request numerous draw downs pursuant to the terms of the equity line. Even if we use the equity line to grow our revenues and profits or invest in assets which are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline. If this occurs, the number of shares of our common stock that is issuable pursuant to the equity line of credit will increase, which will materially dilute existing stockholders' equity and voting rights.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED.

      We are to a large extent dependent on external financing to fund our operations. Our financing needs are expected to be substantially provided from the equity line of credit. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $250,000 per advance. Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time. Although Cornell Capital Partners can repeatedly acquire and sell shares, the 9.9% limitation may hinder or delay our ability to draw down additional advances if such advance would cause Cornell Capital Partners to own more than 9.9% of our outstanding common stock.

WE MAY NOT BE ABLE TO OBTAIN, ON A TIMELY BASIS, THE EFFECTIVENESS OF A REGISTRATION STATEMENT COVERING THE RESALE OF OUTSTANDING SHARES OR SHARES TO BE PURCHASED UPON THE EXERCISE OF OUTSTANDING WARRANTS OR THE CONVERSION OF CONVERTIBLE SECURITIES.

      We are obligated to file with the SEC one or more registration statements covering the resale of (i) the shares of common stock to be issued pursuant to the Standby Equity Distribution Agreement, (ii) the shares of common stock to be issued upon conversion of our Series A Preferred Stock, (ii) the shares of common stock issuable on the conversion of the Notes and (iv) the shares of common  stock  issuable  upon the  exercise of the  warrants  issued to the Note
Purchasers. Under the terms of the various registration rights agreements executed by us in connection with these financing agreements, if we fail to timely file such registration statements or are unable to cause such registration statements to become effective on a timely basis, we are obligated to make certain payments as liquidated damages to the holders of such securities. There can be no assurance that the registration statements will be declared effective by the SEC.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

      In November 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $1,000,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 8% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us, we are a party to any change in control transaction or fundamental transaction resulting in our disposing of at least 33% of our assets in one or more transactions and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 18% on the outstanding principal balance of the notes if the default is not cured within the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

IF AN EVENT OF DEFAULT OCCURS UNDER THE SECURITIES PURCHASE AGREEMENT, SECURED CONVERTIBLE NOTES, WARRANTS OR SECURITY AGREEMENT, THE INVESTORS COULD TAKE POSSESSION OF ALL OUR GOODS, INVENTORY, CONTRACTUAL RIGHTS AND GENERAL INTANGIBLES, RECEIVABLES, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER, INTELLECTUAL PROPERTY AND EQUITY SECURITIES OF OUR SUBSIDIARIES.

      In connection with the Securities Purchase Agreement we entered into in November 2004, we executed a Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, intellectual property and equity securities in our subsidiaries. The Security Agreement states that if an event of default occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants or Security Agreement, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

                                USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by Cornell Capital Partners, LP. We will receive proceeds from the sale of shares of our common stock to Cornell Capital Partners, L.P. under the equity line of credit. The purchase price of the shares purchased under the equity line of credit will be equal to 98% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the 5 days immediately following the notice to advance funds date. We have agreed to pay Cornell Capital Partners, L.P. 5% of the proceeds that we receive under the Equity Line of Credit. We cannot draw more than $250,000 per advance.

      For illustrative purposes, we have has set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the equity line of credit.

GROSS PROCEEDS                                          $4,000,000            $7,000,000          $10,000,000

NET PROCEEDS (AFTER OFFERING EXPENSES AND 5% FEE)
                                                        $3,755,000            $6,605,000           $9,455,000

USE OF PROCEEDS:                                            AMOUNT                AMOUNT               AMOUNT

Research and Development                                  $250,000              $750,000           $1,000,000
Sales and Marketing                                       $600,000            $1,500,000           $2,500,000
Salaries                                                $1,900,000            $2,250,000           $2,750,000
Consulting & Investor Relations                           $100,000              $250,000             $500,000
Working Capital                                           $905,000            $1,855,000           $2,705,000

TOTAL                                                   $3,755,000            $6,605,000           $9,455,000

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. A description of each selling shareholder's relationship to our Company and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.



                                                                   PERCENTAGE
                                                                       OF
                                                                   OUTSTANDING
                                      PERCENTAGE                     SHARES                         PERCENTAGE
                                          OF          SHARES TO      TO BE                              OF
                                      OUTSTANDING        BE         ACQUIRED                        OUTSTANDING
                       SHARES           SHARES        ACQUIRED        UNDER             SHARES        SHARES
                    BENEFICIALLY     BENEFICIALLY     UNDER THE     THE LINE            TO BE      BENEFICIALLY
                       OWNED            OWNED          LINE OF         OF              SOLD IN        OWNED
     SELLING          BEFORE           BEFORE        CREDIT/NOTE/  CREDIT/NOTE/          THE          AFTER
   STOCKHOLDER       OFFERING         OFFERING     PREFERRED STOCK PREFERRED STOCK(1)  OFFERING      OFFERING (2)
----------------  --------------     ------------  --------------- ------------------  ----------   ------------
Cornell Capital
Partners, L.P.         1,500,001 (3)     2.8%       15,000,000        22.00%          16,500,001           0%
101 Hudson Street
Suite 3606
Jersey City, NJ 07302

Duncan Capital
Group, LLC            10,056,700 (5)    18.7%          500,000            *              500,000        12.7%
830 Third Avenue
New York, NY 10022

Bushido Capital
Master Fund, L.P.      1,583,333 (6)     2.9%          900,000         1.66%           1,650,000           0%
309 GT Upland House
South Church Street
George Town
Grand Cayman Islands

DCOFI Master LDC       2,499,999 (7)     4.5%        1,133,333         2.09%           2,633,333           0%
830 Third Avenue
14th Floor
New York, NY 10022

Gamma Opportunity
Capital Partners, LP   1,233,333 (8)     2.3%          483,334            *            1,233,334           0%

----------
* Less than 1%.

(1) Applicable percentage of ownership is based on 53,166,331 shares of common stock outstanding as of December 28, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of December 28, 2004 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of December 28, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Assumes that all shares registered in this offering will be sold.

(3) Includes 833,334 shares of common stock into which the shares of Series A Preferred Stock are convertible.

(4) Includes 15,000,000 shares of common stock to be issued under the Equity Line of Credit Agreement.

(5) Includes (i) a warrant to purchase 25,000 shares of common stock issued to Bridges and PIPES, LLC, an affiliate of Duncan Capital and (ii) 500,000 shares of common stock into which the shares of Series A Preferred Stock are currently convertible. The shares of Series A Preferred Stock beneficially owned by Duncan Capital consist of 208,333 shares of Series A Preferred Stock held by Bridges and PIPES, LLC.

(6) Includes (i) 416,666 shares of common stock into which the shares of Series A Preferred Stock are currently convertible, (ii) 416,667 shares of common stock into which the Note held by Bushido Capital Master Fund, L.P. is currently convertible and (iii) a warrant to purchase 750,000 shares of common stock.

(7) Includes (i) 166,666 shares of common stock into which the shares of Series A Preferred Stock are convertible, (ii) 833,333 shares of common stock into which the Note held by DCOFI Master LDC is currently convertible and (iii) a warrant to purchase 1,500,000 shares of common stock.

(8) Includes (i) 416,667 shares of common stock into which the Note held by Bushido Capital Master Fund, L.P. is currently convertible and (iii) a warrant to purchase 750,000 shares of common stock.

      The following information contains a description of each selling shareholder's relationship to us and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with us:

o CORNELL CAPITAL PARTNERS, L.P. is the investor under the Equity Line of Credit and a purchaser of the Series A Preferred Convertible Stock. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Mr. Angelo does not have voting control over the shares beneficially owned by Cornell Capital Partners.

o DUNCAN CAPITAL GROUP, LLC is a purchaser of the Series A Preferred Convertible Stock. All investment decisions of Duncan Capital Group are made by Michael Crow, who possesses the investment power to act on behalf of Duncan Capital Group.

o BUSHIDO CAPITAL MASTER FUND, L.P. is a purchaser of the Series A Preferred Convertible Stock and of the 8% Secured Convertible Notes. Bushido Capital Partners, Ltd., a Cayman Island company, is the General Partner of the selling Shareholder Bushido Capital Master Fund, LP, a Cayman Island registered limited partnership, with the power to vote and dispose of the shares being registered on behalf of the shareholder. As such, Bushido Capital Partners, Ltd. may be deemed to be the beneficial owner of said shares. Louis Rabman and Christopher Rossman are the Directors of Bushido Capital Partners possessing the investment power to act on its behalf. Bushido Capital Partners, Ltd., Louis Rabman and Christopher Rossman each disclaim beneficial ownership of the shares being registered.

o DCOFI MASTER LDC is a purchaser of the Series A Preferred Convertible Stock and 8% Secured Convertible Notes. All investment decisions of DCOFI Master are made by its investment advisor, DC Opportunity Advisors LLC, which is owned by DC Asset Management LLC. Messrs. Richard Smithline and Jeff Haas, President and Senior Vice-President, respectively, of DC Asset Management LLC possess the investor power to act on DCOFI Master's behalf.

o GAMMA OPPORTUNITY CAPITAL PARTNERS, LP is a purchaser of the 8% Secured Convertible Notes. Gamma Capital Advisors, Ltd., an Anguilla, British West Indies company, is the General Partner of the selling Shareholder Gamma Opportunity Capital Partners, LP, a Cayman Island registered limited partnership, with the power to vote and dispose of the shares being registered on behalf of the shareholder. As such, Gamma Capital Advisors, Ltd. may be deemed to be the beneficial owner of said shares. Jonathan Knight, PhD and Christopher Rossman are the Directors of Gamma Capital Advisors, Ltd. each possessing the power to act on its behalf. Gamma Capital Advisors, Ltd., Jonathan Knight PhD and Christopher Rossman each disclaim beneficial ownership of the shares being registered.

                             EQUITY LINE OF CREDIT

      SUMMARY. In November 2004, we entered into an equity line of credit with Cornell Capital Partners, L.P. Pursuant to the equity line of credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the equity line of credit, Cornell Capital Partners will pay 98% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, we have agreed to pay Cornell Capital Partners, L.P. 5% of the proceeds that we receive under the Equity Line of Credit. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the equity line of credit. For its services, Newbridge Securities Corporation was paid $15,000.

      EQUITY LINE OF CREDIT EXPLAINED. Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount.

      We may request advances under the equity line of credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $10,000,000 or two years after the effective date of the accompanying registration statement, whichever occurs first.

      The amount of each advance is subject to an aggregate maximum advance amount of $250,000. The amount available under the equity line of credit is not dependent on the price or volume of our common stock. Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time. Because Cornell Capital Partners can repeatedly acquire and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell Capital Partners may receive under the equity line of credit.

      We cannot predict the actual number of shares of common stock that will be issued pursuant to the equity line of credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. For example, we would need to issue 13,252,054 shares of common stock in order to raise the maximum amount of $10,000,000 under the equity line of credit at a purchase price of $0.7546 (i.e., 98% of a recent stock price of $0.77).

      The following is an example of the amount of shares of our common stock issuable in connection with an advance of $250,000 under the equity line of credit, based on market prices 25%, 50% and 75% below the closing price as of December 27, 2004 of $0.77.


    % Below market      Price Per Share    With Discount of 5%    Number of Shares Issuable   Percentage of Stock
    --------------      ---------------    -------------------    -------------------------   -------------------
        25%                   $0.5775             $0.56595                 438,982                   0.82%
        50%                   $ 0.385             $ 0.3773                 662,603                   1.23%
        75%                   $0.1925             $0.18865               1,325,206                   2.43%

      Proceeds used under the equity line of credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

      We expect to incur expenses of approximately $45,000 consisting primarily of professional fees incurred in connection with this registration. In addition, Cornell Capital Partners will retain 5% of each advance.

                              PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of our common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of our common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the equity line of credit. As an underwriter of the equity line common stock, Cornell Capital Partners, L.P. is subject to the same restrictions as any underwriter, including the prospectus delivery requirements of Section 5(b)(2) of the Securities Act and the applicable restrictions of Regulation M, with respect to short selling activities. Cornell Capital Partners, L.P. has agreed that it will not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to our common stock. Cornell Capital Partners, L.P. will pay 98% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of the proceeds received by us under the equity line of credit. The 5% discount is an underwriting discount.

      Cornell Capital Partners, L.P. was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price.
Prospective investors should take these factors into consideration before purchasing our common stock.

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $45,000, as well as retention of 5% of the gross proceeds received under the equity line of credit.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock trades on the NASD Over-The-Counter Bulletin Board under the symbol "KNBS." Between January 5, 2004, when our stock was accepted for quotation on the Over-The-Counter Bulletin Board, and November 16, 2004, our stock traded under the symbol "COVSA". The Over-The-Counter Bulletin Board is sponsored by the National Association of Securities Dealers (NASD) and is a network of security dealers who buy and sell stocks.

      For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                                          Low($)     High($)
                                          ----       ----
2004
First Quarter                             0.05       0.05
Second Quarter                            0.06       0.09
Third Quarter                             0.04       0.30
Fourth Quarter (2)                        0.30       3.00 (3)

(1) Our stock first traded on February 3, 2004. (2) As of December 20, 2004. (3) Reflects a 1:3 reverse stock split on November 17, 2004.

      As of December 28, 2004, our shares common of common stock were held by 531 stockholders of record. We believe that the number of beneficial owners is greater than the number of record holders because a portion of our outstanding common stock is held of record in broker "street names" for the benefit of individual investors. The transfer agent of our common stock is Continental Stock Transfer and Trust Company.

DIVIDEND POLICY

      Our board of directors determines any payment of dividends. We do not expect to authorize the payment of cash dividends in the foreseeable future. Any future decision with respect to dividends will depend on future earnings, operations, capital requirements and availability, restrictions in future financing agreements, and other business and financial considerations.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;

      o contain projections of our future results of operations or of our financial condition; and

      o     state other "forward-looking" information.

      We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

      The following discussion should be read in conjunction with our audited financial statements and notes thereto which appear elsewhere in this report.

GENERAL

      We are a financial information services provider that has developed financial databases, information systems, tools and products following over 14,000 U.S. equities. Primarily through our wholly owned subsidiary, Knobias.com, LLC, we market our products to individual investors, day-traders, financial oriented websites, public issuers, brokers, professional traders and institutional investors.

      We offer a range of financial information products from multiple Knobias and third party databases via a single, integrated internet based platform. Knobias is uniquely capable of combining third party databases, news feeds and other financial content with internally generated content and analysis to create value-added, cost effective information solutions for all market participants.

      Our company originally was organized as Molecular Energy Corporation on January 31, 1968 under the laws of the State of Delaware, to engage in the business of research, development and manufacture of custom-built batteries. Until the Merger we had no assets and have had no revenues for several years, and we were actively seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses. Knobias, formerly known as pennyPI.com, Inc., was originally organized as a Mississippi limited liability company in September 1998, and was reorganized as a Delaware corporation in March 2000. Knobias.com, LLC is a wholly owned subsidiary of Knobias and continues in existence for the further development and operation of its Internet web site relating to the provision of information regarding publicly traded companies.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2003

      Revenues for the nine months ending September 30, 2004, were $1,506,217 compared to revenues of $901,080 for the same period in 2003 for an increase of 59.8%. This increase in revenue is due to the number of users increasing over 80% from September 30, 2003, until September 30, 2004. The Company also enhanced its product offerings during this period both by modifying existing lines and creating new services to market both to new and existing customers. Many of the new users are utilizing certain of these new products which generate higher monthly subscription fees. Also, certain existing customers upgraded services which were used at September 30, 2003, to obtain more of the enhanced services offered by the Company.


      Operating expenses include primarily research and content development and systems development, as well as selling, general and administrative expenses. Research and content development include salaries for personnel responsible for researching and developing content and exchange fees paid to third parties. Systems development include salaries for personnel involved with the maintenance of our internet based platform, user license fees paid as a pass through for clients, telecommunications services used for system support, and third parties from which content services are purchased for use in development.

      Total operating expenses for the nine months ended September 30, 2004, and 2003, totaled $2,753,143 and $2,154,798, respectively. Research and content development and systems development totaled $1,657,624 and $1,236,886 for the nine months ended September 30, 2004 and 2003 or 60% and 57% of operating expenses, respectively. This increase is due to addition of employees related to launching of pipeTRAC and implementation of our improved marketing efforts.

      Depreciation and amortization decreased from the nine months ended September 30, 2003, to the nine months ended September 30, 2004, due to significant amounts of our database development assets becoming fully amortized.

      Professional fees increased from $92,840 during the nine months ended September 30, 2003, to $266,376 during the nine months ended September 30, 2004, due to legal and accounting fees associated with the merger and filing of related documents.

      During the nine months ended September 30, 2003, we recorded a gain on the sale of stock of approximately $72,000. We hold no other investments on which we expect to record further gains or losses.

      Interest expense for the nine months ended September 30, 2004 and 2003, totaled $181,307 and $172,240, respectively. This expense relates to a bank line of credit we maintained and to our subordinated debt. All of these debt instruments were eliminated with the recent merger. Interest expense is, therefore, not expected to continue at this level.

      As a  result  of the  above,  we  recorded  a net loss of  $1,428,189  and
$1,360,464   during  the  nine  months  ended   September  30,  2004  and  2003,
respectively.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002.

      The following table shows the consolidated statements of revenues for the year ended December 31, 2003 and 2002:


                                       DECEMBER 31,
                                -------------------------
                                    2004          2003         $ CHANGE       % CHANGE
                                -----------    -----------     ----------     ----------
Revenue
 Website revenue                $ 1,342,469    $   528,695      $813,7744            154%
 Other                                  958          7,500         (6,542)           -87%
                                -----------    -----------
   Total revenue                  1,343,427        536,195        807,232            151%

Expenses
 Research and website content
  development                       639,478      1,236,293       (596,815)           -48%
 Systems development              1,105,811        943,085        162,726             17%
 Selling, general and
  administrative expenses           998,409        877,364        121,045             14%
 Depreciation and
  amortization                      286,426        306,993        (20,567)            -7%
                                -----------    -----------
   Total expenses                 3,030,124      3,363,735       (333,611)           -10%
                                -----------    -----------

   Operating loss                (1,686,697)    (2,827,540)     1,140,843             40%
                                -----------    -----------

 Interest expense, net             (208,548)         1,327       (209,875)        -15816%

 Other income                        64,442             --         64,442)           100%
                                -----------    -----------
   Net loss                     $(1,830,803)   $(2,826,213)   $   995,410            -35%
                                ===========    ===========

      Website revenues have increased $813,774 or 154% due to increases in the number of customers served. Additionally, a higher proportion of those customers were institutional investors, who generally purchase the higher priced services.

      Research and website development content costs decreased 48% or $596,815 from the 2002 expense due to a reduction of approximately 20% in the programming workforce. This reduction was made as a cost containment measure due to the low levels of revenues in 2002.

      Systems development costs increased 17% or $162,726 due to additional costs incurred in 2003 to further develop certain offerings to our institutional investor customer base.

      Selling, general and administrative costs increased primarily as a result of increased administrative compensation costs as well as higher occupancy costs.

      Depreciation and amortization expense decreased due to certain short-lived assets purchased in prior years becoming fully depreciated during the period.

      Interest expense increased significantly as a result of there being a higher debt load outstanding for 2003 as opposed to 2002.

      In 2003, other income includes a one time gain relating to the sale of an investment made in an information service provider.

LIQUIDITY AND CAPITAL RESOURCES

      At September 30, 2004, we had cash of $392,087 and had a working capital deficit of $2,418,047. During November 2004, subsequent to the balance sheet date, we fully satisfied loans included in current liabilities totaling $2,017,842 with either repayment in cash or the issuance of stock. We do not have any contracts, plans or agreements in place for any additional financing, except as discussed below. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

      The following is a description of certain transactions that were entered into to help provide funds for ongoing operations:

      o     We  executed  an   Agreement   and  Plan  of   Reorganization   with
            Consolidated Travel Systems, Inc. in which we consummated a reverse merger with that company.

      o On November 15, 2004, we accepted Subscription Agreements from four institutional investors, for gross proceeds of $1,150,000, and issued 958,333 shares of our Series A Preferred Stock for $1.20 per share. The proceeds of the private placement were used to pay certain expenses in connection with the merger and for debt retirement and working capital.

      o On November 15, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital shares of our common stock, for a total purchase price of up to $10 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital will pay us 98% of, or a 2% discount to, the lowest volume weighted average price of the common stock on the Over-the-Counter Bulletin Board or other principal market on which the common stock is traded for the five days immediately following the notice date. Cornell Capital will retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital's obligation to purchase shares of common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including our obtaining an effective registration statement for the resale of the common stock sold under the Standby Equity Distribution Agreement. Each advance under the Standby Equity Distribution Agreement cannot exceed $250,000 and the maximum amount of advances during any 30-day period cannot exceed $1,000,000. In no event can the number of shares issued to Cornell Capital pursuant to an advance cause Cornell Capital to own more than 9.9% of the shares of common stock outstanding.

      o On November 15, 2004, pursuant to a Securities Purchase Agreement, we issued and sold to DCOFI Master LDC, Bushido Capital Master Fund, L.P. and Gamma Opportunity Capital Partners, LP an aggregate of $1,000,000 in principal amount of our 8% Secured Convertible Notes due November 1, 2006. The Notes bear interest at the rate of 8% per annum, payable quarterly, commencing February 1, 2005. The Notes are convertible at any time, at the option of the Note Purchasers, into our common stock at an initial conversion price (subject to adjustment) of $0.60 per share; however, the conversion price will be reduced to $0.30 per share in the event that either (i) our annualized pre-tax net income for the three-month period ending December 31, 2005 is less than $2,000,000 or (ii) the volume weighted average trading price for our common stock for the month of December 2005 is less than $1.00 per share. The net proceeds from the issuance and sale of the Notes were approximately $925,000 (after payment of fees and expenses to the Note Purchasers). We utilized the proceeds to repay certain bank debt, pay certain expenses and other obligations in connection with the Merger, and for working capital.

      We believe that the above-described actions will provide us with the immediate financial requirements to enable us to continue as a going concern. In the event that we are unable to raise additional funds, we could be required to either substantially reduce or terminate our operations.

      We are not aware of any material trend, event or capital commitment which would potentially adversely affect liquidity.

                                    BUSINESS

FORWARD LOOKING STATEMENTS

      Certain information contained in this Form SB-2 are forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Factors set forth that appear with the forward-looking statements, or in our other Securities and Exchange Commission filings, could affect our actual results and could cause our actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us in this Form SB-2. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates" or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our reports and registration statements filed with the Securities and Exchange Commission. In addition, prior financial performance and customer orders are not necessarily indicative of the results that may be expected in the future and we believe that such comparisons cannot be relied upon as indicators of future performance. Additionally, we undertake no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

INTRODUCTION AND BACKGROUND

      We are a financial information services provider that has developed financial databases, information systems, tools and products following over 14,000 U.S. equities. Primarily through our wholly owned subsidiary, Knobias.com, LLC, we market our products to individual investors, day-traders, financial oriented websites, public issuers, brokers, professional traders and institutional investors.

      We offer a range of financial information products from multiple Knobias and third party databases via a single, integrated internet based platform. Knobias is uniquely capable of combining third party databases, news feeds and other financial content with internally generated content and analysis to create value-added, cost effective information solutions for all market participants.

      Our company originally was organized as Molecular Energy Corporation on January 31, 1968 under the laws of the State of Delaware, to engage in the business of research, development and manufacture of custom-built batteries. Until the Merger we had no assets and have had no revenues for several years, and we were actively seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses. Knobias, formerly known as pennyPI.com, Inc., was originally organized as a Mississippi limited liability company in September 1998, and was reorganized as a Delaware corporation in March 2000. Knobias.com, LLC is a wholly owned subsidiary of Knobias and continues in existence for the further development and operation of its Internet web site relating to the provision of information regarding publicly traded companies.

      Our principal executive offices are located at 875 Northpark Drive, Ridgeland, MS 39157, and our telephone number is (601) 978-3399.

STRATEGY

      We utilize a multi-level strategy to generate revenues. Our initial strategy involves the collection and integration of comprehensive, broad-based financial information products that appeal to all market participants. Cost-effective, yet broad-based, services help us generate subscription revenues across all levels of market participants while allowing those customers to consolidate less comprehensive vendors.

      Another strategy involves the deployment of more focused, niche-based financial information products that appeal to concentrated and more valuable market segments. Utilizing customer relationships, Knobias intends to increase revenue growth through more specialized products.

      Knobias currently targets businesses worldwide as our products are attractive to investors, analysts, brokers or advisers interested in the U.S. equities markets. Our current customers and potential markets may include the following:

      o     Retail brokers;
      o     Institutional brokers;
      o     Wholesale trading firms;
      o     Investment banks and other financial institutions;
      o     Research analysts;
      o     Investment advisors and portfolio managers;
      o     Buy side traders;
      o     Hedge funds;
      o     Trust and pension funds;
      o     Securities attorneys;
      o     Public companies;
      o     Corporate intranets;
      o     Investor relations and PR firms;
      o     Financial executives;
      o     U.S. exchanges and ECNs;
      o     Financial websites;
      o     Web portals;
      o     Individual investors;
      o     Day traders and semi-professional traders;
      o     Financial planners and private client groups; and
      o     Content publishers.

PRODUCTS

      Knobias generates revenues primarily through the sale of content access and distribution. Knobias subscription and pay-per-view products are primarily web-based and are accessed via the Internet by our customers. Knobias also generates revenues via co-branding, web hosting services, issuer services, data distribution and redistribution agreements. Knobias content and services include the following:

Knobias Fundamentals.

      Knobias maintains a comprehensive database of fundamental research information covering over 14,000 U.S. equities. This database is comprised of proprietary data and information from third party vendors. Data sections include stock quotes, stock charts, company profiles, company and market news, company events, analysts ratings, short interest data, technical analysis, historical quotes, income statements, balance sheets, cash flow statements, financial ratios, revenue and earnings consensus estimates, analysts opinions, historical earnings surprises, insider transactions, institutional holdings, mutual fund holdings, historical timelines and company reports.

Knobias RaiDAR.

      Knobias has developed customizable, real-time news and alerting applications that combine news items from over 80 sources, SEC filings and proprietary stories from our own real-time news desk. All items are delivered to the user in real-time and are tagged with hundreds of relevant subject codes. Each item is color coded by major subject group for quick user identification. Users can filter real-time items by a number of criteria including subject, portfolio and marketplace.

KNO-Zone.

      The KNO-Zone product provides customers with a proprietary view of the most important stock and market related content in real-time. Produced by our own staff of editors, the KNO-Zone application delivers a more focused view of the most important events driving each day's market.

Knobias Calendars.

      Knobias maintains a complete set of stock and market related calendars driven completely by proprietary data collected by Knobias staff. The calendar products include a market planner, earnings, conference calls, shareholder meetings, stock splits, stock dividends, media events, company presentations and industry conferences.

Knobias Tools and Analytics.

      Knobias provides its customers with a number of miscellaneous tools for screening, filtering and analysis such as the Morning Call portfolio summary, most actives, stock screeners, technical alerts, EDGAR tools, holder searches and news filtering.

Knobias Morning+PLUS.

      Morning+PLUS is one of our flagship specialty products. It provides customers with over 30 modules of content for the design of their own custom intraday report. A majority of the content modules are filtered by the user's own portfolio list allowing for an extremely focused morning briefing. Each of the 30 modules is optional and includes broad content.

CoBranding and Data Services.

      Knobias derives a portion of its revenues by provisioning financial data out to customers through website development and hosting as well as through direct data feeds and distribution agreements. Potential customers include financial websites, trading platforms, public company websites, content publishers, etc.

Knobias Issuer Services.

      In early 2004, Knobias began to specialize in providing certain corporate services to public companies, particularly small and micro cap issuers. Knobias provides public issuers and their investor relations professionals with website and data hosting, press release distribution, market awareness programs and conference call hosting.

pipeTrac.

      pipeTrac is the newest member of the Knobias product family, focusing on the Private Investment in Public Equities markets. The Company feels that pipeTrac is the leading tool for any market participant that has a stake in the PIPE space.

      pipeTrac adds value in three major ways:

      o pipeTrac is the only product that delivers information on PIPE transactions in real-time, including registration effectiveness.

      o pipeTrac also allows powerful querying capabilities for deals and players in this burgeoning space.

      o     pipeTRac  is  the  only  product  that  includes   current   contact
            information for investors, advisors, agents and issuers.

COMPETITION

      Due to our diverse product lines, we perceive competition on a number of different levels. On a broad-based information level, we believe competition is limited to a small group of companies, most of which are substantially larger than we are and have access to significant amounts of capital. On a product-by-product level, we perceive competition from a number of small competitors, only a few of which have the diverse product lines of Knobias.

Broad-Based Financial Platforms.

      We believe there are a limited number of companies that provide comprehensive, broad-based financial information platforms to the professional equities space. Most companies in this group however are substantially larger than we are and have access to significant amounts of capital. The major competitors in this space are Bloomberg, FactSet Research Systems, Inc., Reuters, and Thomson Financial. Many of these competitors provide real-time quotes, market data and analytics which are not currently a part of our product offerings. Many of these competitors also provide coverage on international securities, treasuries and corporate bonds which coverage also is not currently part of our product offerings. We believe we are able to compete for customers interested in U.S. equity information due to our low cost and ease of use advantages.

Proprietary News and Commentary.

      There are a number of companies that produce proprietary stock market news and commentary daily including many of those also providing broad-based financial information. Many of the major players such as Bloomberg, Dow Jones, and Reuters are substantially larger than we are and have access to significant amounts of capital. Other competitors in this space are smaller companies with focused services that do not include broad-based product lines such as Briefing.com, theFlyontheWall.com and StreetAccount.com. Most of these smaller competitors focus on the "upper percentage" of U.S. equities and do not provide coverage on all U.S. equities as does Knobias.

Niche-Based Financial Information Products.

      There are many competitors firmly entrenched in a variety of focused, niche-based information products. Few of these competitors provide information services beyond their designated niches. Our Morning+PLUS product competes with many financial newsletters produced daily as well as daily notes produce by many large brokers, investment banks and research firms. We believe our Morning+PLUS advantage lies in our technology, customization and delivery. Our new pipe|TRAC product competes with long time players such as Sagient Research (formerly PlacementTracker.com) and PrivateRaise.com. We believe our products can be competitive in this space due to our integration with other Knobias product lines not offered by these competitors.

Issuer and Corporate Services.

      There are many competitors that provide public companies with a variety of services to assist their investor and public relation efforts. Larger competitors in this space such as BusinessWire, Computershare, PR Newswire and Thomson have a significant market share of the more established mid and large cap companies. Many of the major stock exchanges such as Nasdaq and NYSE also provide certain issuer services to their listed companies. It is our intent to focus initially on providing small and micro cap issuers with similar, less expensive services. There does exist, however, a large, but fragmented group of smaller competitors that serve small cap companies. We see our advantage in this space being our distribution capabilities and trusted brand name.

EMPLOYEES

      As of December 28, 2004, we had 41 full-time employees, including three in management, three in administration, four in sales, three in information systems/technology and 30 in research. Our employees are not members of any union, nor have we entered into any collective bargaining agreements. We believe that our relationship with our employees is good.

TRANSFER AGENT

      Our transfer agent is Continental Stock Transfer and Trust Company, 17 Battery Place, New York New York 10004.

LEGAL PROCEEDINGS

      From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

DESCRIPTION OF PROPERTIES

      Our offices are located in leased facilities at Building 2, Suite 500, 875 North Park Drive, Ridgeland, Mississippi 39157. The 7,576 square-foot facility includes offices and computer equipment and maintenance areas. The monthly rent for our office space is $7,576. We also lease residential property in Jersey City, New Jersey, for a monthly rent of approximately $2,300, in order to provide accommodations for our officers and employees who travel frequently to the New York area. We believe that our leased property is sufficient for our current and immediately foreseeable operating needs.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information regarding the members of our board of directors and our executive officers as of December 21, 2004:

       NAME                   AGE     POSITION
       ------------------     ---     ------------------------------------------
       E. Key Ramsey          44      President,   Chief   Executive   Officer,
                                      Chairman of the Board of Directors and Director

       Gregory E. Ballard     38      Vice President,  Chief Operating  Officer
                                      and Director

       Robert L. Atkins       44      Secretary and Director

       Timothy J. Aylor       39      Director

       Danny M. Dunnaway      55      Director

       Joseph L. Stephens     46      Director

       Kevin T. Crow          43      Director

      Our directors hold office until the next annual meeting of our shareholders or until their successors are duly elected and qualified. Our executive officers serve at the pleasure of the Board of Directors. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

      E. Key Ramsey. Mr. Ramsey was a self-employed residential and commercial real estate developer for over 17 years, prior to creating the Knobias business concept with co-founder Greg Ballard, in November 1999. He has served as President and a director of Knobias since March 2000.

      Gregory E. Ballard. Mr. Ballard was self-employed for approximately 12 years in the residential and commercial design and construction business. He was a co-founder with Mr. Ramsey of the Knobias business concept and has designed and created Knobias' extensive and flexible databases and the Knobias.com web site. He has served as Chief Operating Officer and a director of Knobias since March 2000. From March 2000 to March 2002, he was also Secretary of Knobias.

      Robert L. Atkins. Mr. Atkins has been in the insurance business for more than 20 years. Since January 1999, he has managed a multi-line insurance agency consisting of five producers and four staff members in three separate offices. He is a Chartered Life Underwriter (CLU) and Life Underwriting Training Council Fellow (LUTCF). Mr. Atkins has been a director of Knobias since March 2000 and has served as Secretary since March 2002.

      Timothy J. Aylor. Mr. Aylor has been employed by affiliates of General Electric for more than 15 years, and is currently Vice-President Finance for GE Capital, a global financial management company with portfolio assets totaling $6 billion. He has served as a director of Knobias since March 2000.

      Danny M. Dunnaway. Mr. Dunnaway has been a private investor for more than the past five years, and has served as a director of Knobias since March 2000.

      Joseph L. Stephens. Mr. Stephens is the President of Rehabilitation Centers, Inc., which provides residential treatment, health services and educational services for handicapped children in Mississippi and Arkansas. He has served as a director of Knobias since March 2000.

      Kevin Crow. Since April 2004, Mr. Crow has been the Chief Executive Officer of Diversified Corporation Solutions, LLC, a business advisory company. From September 2000 to December 2003, Mr. Crow was the General Manager of the San Diego Spirit of the Women's United Soccer Association, a professional athletic league, and then Chief Operating Officer of the Women's United Soccer Association. He was President of ZipDirect, LLC, a full service printing, mailing and shipping company, from February 1994 to September 2000. He is a director of Grant Life Sciences, Inc. Mr. Crow is the brother of Michael Crow, who serves as the Chairman and Chief Executive Officer of Duncan Capital Group LLC, which is our financial advisor and beneficially owns 19.5% of our outstanding common stock, and 21.7% of our outstanding Series A Preferred Stock.

      Except as described above, there are no family relationships among any of our new directors and executive officers. In connection with a memorandum of understanding entered into earlier this year between Knobias and Duncan Capital, Duncan Capital was entitled to designate a representative to our board of directors upon consummation of the Merger, and Mr. Crow is to serve as Duncan Capital's representative. No other arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control in the future.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The following table sets forth for the years ended December 31, 2003, 2002 and 2001, certain information as to the total cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities for our company and Knobias, as applicable, by the respective chief executive officers and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.


                                                               SUMMARY COMPENSATION TABLE
                                                                  LONG-TERM COMPENSATION

                                                     ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                                              ------------------------------- --------------------------------
                                                                                      AWARDS           PAYOUTS
                                                                              ----------------------   -------
                                                                              RESTRICTED  SECURITIES
                                                                OTHER ANNUAL    STOCK     UNDERLYING     LTIP    ALL OTHER
                                              SALARY    BONUS   COMPENSATION    AWARD(S)   OPTIONS/    PAYOUTS  COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR       ($)      ($)       ($)            ($)       SARS (#)     ($)        ($)
-----------------------------------  -----    ------    ------   ------------ ----------  ----------   -------  ------------
E. Key  Ramsey,  Our  President
and CEO  after  the                   2003   135,000      0              0            0           0         0         0
Merger and President of Knobias       2002   135,000      0              0            0           0         0         0
                                      2001   135,500      0              0            0           0         0         0
Gregory  E.  Ballard,  Our  Vice
President  and COO                    2003   135,000      0              0            0           0         0         0
after the Merger and COO of Knobias   2002   135,000      0              0            0           0         0         0
                                      2001   135,500      0              0            0           0         0         0
Geoff  Williams,  Our President
and CEO prior to the                  2003         0      0              0            0           0         0         0
Merger                                2002         0      0              0            0           0         0         0
                                      2001         0      0              0            0           0         0         0

STOCK OPTION PLANS

Knobias, Inc. 2004 Stock Incentive Plan

      The following is a brief summary of the stock incentive plan, a copy of which is attached hereto as Exhibit 10.1. The following summary is qualified in its entirety by reference to the stock incentive plan.

Types of Awards

      The stock incentive plan provides for the grant of non-statutory stock options, restricted stock, restricted stock units, stock appreciation rights, incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended and other stock-based awards. No more than 50% of the total number of shares of common stock covered by the stock incentive plan may be issued pursuant to awards that are not options or stock appreciation rights.

      Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of ten years. Outstanding options may not be amended to provide an exercise price per share which is lower than the then current exercise price per share of such outstanding options. The board of directors may not cancel any outstanding options and grant in substitution for such options new options under the stock incentive plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then current exercise price per share of the cancelled options. The board of directors will, however, have the power to amend stock options to convert them into stock appreciation rights and make other amendments to options, provided that the optionee must consent to such action unless the board determines that the action would not materially and adversely affect the optionee.

      Restricted Stock and Restricted Stock Unit Awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to the right of to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered in the future subject to such terms and conditions on the delivery of the shares as the board of directors may determine.

      Restricted stock and restricted stock unit awards granted under the stock incentive plan may vest (i) solely on the basis of passage of time, (ii) solely based on achievement of specified performance criteria or (iii) upon the passage of time, subject to accelerated vesting if specified performance criteria are met. The board of directors may determine, at the time of grant, that a restricted stock or restricted stock unit award being made to an officer will vest solely upon achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Internal Revenue Code. The performance criteria for each restricted stock or restricted stock unit award intended to so qualify for purposes of Section 162(m) of the Internal Revenue Code will be based on one or more of the following measures: sales, earnings per share, return on net assets, return on equity, and customer service levels.

      Except as noted below, (i) restricted stock and restricted stock units that vest solely on the basis of passage of time may vest no faster than ratably over three years; and (ii) restricted stock and restricted stock units that vest based on achievement of specified performance criteria, or provide for accelerated vesting based upon achievement of specified performance criteria, may not vest earlier than the first anniversary of the date of grant. These vesting restrictions do not apply to restricted stock and restricted stock unit awards collectively with respect to up to 5% of the total number of shares of common stock covered by the stock incentive plan. In addition, the board of directors may make exceptions to the vesting limitations described above in the event of the recipient's death, a change in control or other extraordinary circumstances specified in the stock incentive plan.

      Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder on exercise to receive, at our election, an amount in cash or common stock or a combination thereof determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be based solely on appreciation in the fair market value of common stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index.

      Other Stock-Based Awards. Under the stock incentive plan, the board of directors has the right to grant other awards of common stock or awards otherwise based upon common stock or other property, including without limitation rights to purchase shares of common stock, having such terms and conditions as the board may determine.

Eligibility to Receive Awards

      Employees, officers, directors, consultants, advisors and other service providers are eligible to be granted awards under the stock incentive plan. The maximum number of shares with respect to which awards may be granted to any participant under the stock incentive plan may not exceed 5 million shares per calendar year.

Stock Available for Awards

      Awards may be made under the stock incentive plan for up to 5 million shares of common stock.

New Plan Benefits

      At the effective time of the merger, approximately 39 persons were eligible to receive awards under the stock incentive plan, including two executive officers and five non-employee directors of Knobias, who became our officers and directors at the effective time of the merger. The following table provides certain information with respect to options granted under the stock incentive plan at the effective time of the merger.

                            2004 STOCK INCENTIVE PLAN

                                                NONQUALIFIED STOCK OPTIONS
                                         ---------------------------------------
                                         SHARES SUBJECT TO     SHARES SUBJECT TO
                                           OPTIONS AT AN        OPTIONS AT AN
                                         EXERCISE PRICE OF     EXERCISE PRICE OF
NAME AND POSITION                         $3.004 PER SHARE      $1.295 PER SHARE
------------------------------------     -----------------     -----------------
Executive Officers                                       0                     0
Non-Executive Director Group                         8,000                 6,000
Non-Executive Officer Employee Group                52,500                86,000

      The  granting  of  future  awards  under  the  stock   incentive  plan  is
discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Administration

      The stock incentive plan is administered by the board of directors. The board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the stock incentive plan and to interpret the plan's provisions. The board may also delegate authority under the stock incentive plan to a committee of the board of directors. The board may also delegate authority under the stock incentive plan to one or more officers, except that the board will fix the terms of the awards to be granted by such officers and the maximum number of shares subject to awards that the officers may grant. No officer will be authorized to grant awards to himself or herself.

      Subject to any applicable delegation by the board of directors and any applicable limitations contained in the stock incentive plan, the board of directors selects the recipients of awards and determines:

      o the number of shares of common stock covered by options and the dates upon which such options become exercisable;

      o the exercise price of options, which may not be less than 100% of the fair market value of common stock;

      o     the duration of options, which may not exceed 10 years;

      o the terms of stock appreciation rights and the dates or conditions upon which such stock appreciation rights become exercisable; and

      o the number of shares of common stock subject to any restricted stock, restricted stock unit or other stock-based awards and the terms and conditions of such awards, including, if applicable, conditions for repurchase, issue price and repurchase price.

      We are required to make appropriate adjustments or substitutions in connection with the stock incentive plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization to the extent the board of directors deems such adjustment or substitution to be necessary and appropriate. The stock incentive plan also contains provisions addressing the consequences of any "reorganization event," which is defined as:

      o any merger or consolidation of with or into another entity as a result of which all of the common stock is converted into or exchanged for the right to receive cash, securities or other property; or

      o any exchange of all of common stock for cash, securities or other property pursuant to a share exchange transaction.

      If any award expires or is terminated, surrendered or canceled without having being fully exercised, is forfeited in whole or in part, or results in any common stock not being issued because (i) the award is settled for cash, or
(ii) shares are used to satisfy the exercise price or tax withholding obligation, the unused shares of common stock covered by such award will again be available for grant under the stock incentive plan, subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code.

Termination or Amendment

      No award may be made under the stock incentive plan after the completion of ten years from the date on which the plan is approved by our stockholders, but awards previously granted may extend beyond that date. The board of directors may at any time amend, suspend or terminate the stock incentive plan, except that no award designated as subject to Section 162(m) of the Internal Revenue Code by the board of directors after the date of such amendment shall become exercisable, realizable or vested, to the extent such amendment was required to grant such award, unless and until such amendment shall have been approved by our stockholders. In addition, without the approval of our stockholders, no amendment may:

      o increase the number of shares authorized under the stock incentive plan;

      o materially increase the benefits provided under the stock incentive plan;

      o materially expand the class of participants eligible to participate in the stock incentive plan;

      o     expand the types of awards  provided under the stock incentive plan;
            or

      o make any other changes which require stockholder approval under the rules of the national securities market on which the shares of common stock are quoted.

      No award may be made that is conditioned on the approval of our stockholders of any amendment to the stock incentive plan.

Federal Income Tax Consequences

      The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the stock incentive plan. This summary is based on the tax laws in effect as of the date of this information statement. Changes to these laws could alter the tax consequences described below.

      Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by our company, Knobias, or any other 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

      A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit if sales proceeds exceed the exercise price. The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

      Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

      Restricted Stock. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year from the vesting date and otherwise will be short-term.

      Restricted Stock Units. A participant will have income from a restricted stock unit equal to the difference of the fair market value of the stock on the date of delivery of the stock less the purchase price. A participant is not permitted to make a Section 83(b) election for a restricted stock unit.

      Stock Appreciation Rights and Other Stock-Based Awards. The tax consequences associated with stock appreciation rights and any other stock-based awards granted under the stock incentive plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant's holding period and tax basis for the award or underlying common stock.

      Tax Consequences to Us. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

Securities Authorized for Issuance under Equity Compensation Plans

      The following table provides information regarding the status of our existing equity compensation plans at November 15, 2004.


                                                                                        NUMBER OF SECURITIES
                                                                                              REMAINING
                                                                                            AVAILABLE FOR
                                                                                           FUTURE ISSUANCE
                                          NUMBER OF                                         UNDER EQUITY
                                        SECURITIES TO               WEIGHTED-               COMPENSATION
                                       BE ISSUED UPON                AVERAGE                    PLANS
                                         EXERCISE OF            EXERCISE PRICE OF            (EXCLUDING
                                         OUTSTANDING               OUTSTANDING               SECURITIES
                                      OPTIONS, WARRANTS         OPTIONS, WARRANTS           REFLECTED IN
                                         AND RIGHTS                 AND RIGHTS               COLUMN (A))
                                      -----------------         ------------------       -------------------
Equity compensation plans
  approved by security holders                  152,500         $            1.973                 4,847,500
Equity compensation plan not
  approved by security holders                        0                          0                         0
                                      -----------------         ------------------       -------------------
         Total                                  152,500                         00                 4,847,500


DIRECTOR COMPENSATION

      Our current directors do not receive any additional compensation for their services as a director.

EMPLOYMENT AGREEMENTS

E. Key Ramsey

      On November 15, 2004, we entered into a three-year employment contract with E. Key Ramsey to serve as our President and Chief Executive Officer, which term shall be extended for an additional year starting on the second anniversary of effective date and each anniversary date of the effective date thereafter, unless written notice is provided by either party 90 days prior to such anniversary date. The base salary under the agreement is $175,000 per annum, plus benefits.

Greg Ballard

      On November 15, 2004, we entered into a three-year employment contract with Greg Ballard to serve as our Chief Operating Officer, which term shall be extended for an additional year starting on the second anniversary of effective date and each anniversary date of the effective date thereafter, unless written notice is provided by either party 90 days prior to such anniversary date. The base salary under the agreement is $175,000 per annum, plus benefits.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Simultaneously with the execution of the Merger Agreement, Knobias entered into conversion agreements with the holders of its outstanding debentures, in the aggregate principal amount of $1,050,000, which provided that the entire principal amount of, and approximately one-half of the accrued and unpaid interest on, the debentures would be converted at the time of the Merger into shares of common stock. The remaining amount of the interest due was paid in cash to such holders upon the closing of the Merger transaction. Certain directors of Knobias or their affiliates were holders of debentures in the aggregate principal amount of $650,000, and received common stock and cash payments as set forth in the following table:


                          ORIGINAL                               SHARES OF
                         PRINCIPAL                                 COMMON
                         AMOUNT OF     ACCRUED                   STOCK ISSUED     CASH PAID
DEBENTURE HOLDER         DEBENTURE     INTEREST     TOTAL DUE    AT CLOSING      AT CLOSING
-------------------      ----------    ---------    ----------   ------------    -----------
Dunnaway Trust           $  200,000    $  73,250    $  273,250        413,025    $    36,625
Dunnaway Foundation      $  200,000    $  73,250    $  273,250        413,025    $    36,625
Joseph L. Stephens       $  250,000    $  30,657    $  280,657        463,127    $    15,328
Total                    $  650,000    $ 177,157    $  827,157      1,289,177    $    88,578

      Pursuant to a Contribution, Assignment and Escrow Agreement by and among Knobias, us and Duncan Capital, at the closing of the reverse Merger transaction Duncan Capital (i) contributed to Knobias all of Duncan Capital's right, title and interest in and to all of the units of membership interest in Kollage held by Duncan, free and clear of all liens, claims, liabilities and encumbrances and
(ii) canceled and forgave all outstanding indebtedness owed to Duncan Capital by Kollage, in the aggregate principal amount of $400,000. In consideration for the foregoing, Duncan Capital received an aggregate of 9,531,700 shares of our common stock.

      Prior to the closing of the Merger transaction, Knobias borrowed $350,000, in two separate bridge loan transactions, from an affiliate of Duncan Capital. These loans, which were unsecured, bore interest at the rate of 8.5% per annum, and the entire principal balance and all accrued and unpaid interest thereon, was paid upon the closing of the Merger transaction from the proceeds of the private placement of our Series A Preferred Stock and the issuance of the Notes. In connection with these bridge loan transactions, Knobias issued to the lender a warrant to purchase 25,000 shares of common stock. At the closing of the Merger transaction, that warrant was canceled and we issued a warrant to such lender to purchase 25,000 shares of our common stock.

      In  connection  with the closing of the  Merger,  we used a portion of the proceeds from our sale of Series A Preferred Stock and Notes to repay the principal of and accrued interest on a line of credit with a local commercial bank, which line of credit was personally guaranteed by our directors. As a result of such repayment, our directors have been released from their guarantees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of our common stock as of December 28, 2004:

      o by each person who is known by us to beneficially own more than 5% of our common stock;

      o     by each of our officers and directors; and

      o     by all of our officers and directors as a group.


                                                                    PERCENTAGE OF    PERCENTAGE OF
                                                                       CLASS             CLASS
NAME AND ADDRESS                                   NUMBER OF          PRIOR TO           AFTER
OF OWNER                        TITLE OF CLASS     SHARES OWNED(1)   OFFERING(2)       OFFERING(3)
---------------------------------------------------------------------------------------------------
Robert L. Atkins                Common Stock           331,242(4)(5)        *                 *
P. O. Box 2587
Madison, MS 39130

E. Key Ramsey                   Common Stock        12,269,346(4)       23.08%            16.36%
Knobias, Inc.
Building 2, Suite 500
875 North Park Drive
Ridgeland, Mississippi 39157

Greg E. Ballard                 Common Stock         5,548,905(4)       10.44%             7.40%
Knobias, Inc.
Building 2, Suite 500
875 North Park Drive
Ridgeland, Mississippi 39157

Timothy J. Aylor                Common Stock           377,454(4)(6)        *                 *
9410 South Tropical Trail
Merritt Island, FL 32952

Danny M. Dunnaway               Common Stock         2,553,105(4)(7)     4.80%             3.40%
P. O. Box 545
Brookhaven, MS 39602

Joseph L. Stephens              Common Stock         1,474,745(8)        2.77%             1.97%
P. O. Box 1178
Magee, MS 39111

Kevin T. Crow                   Common Stock                 0              0%                0%
5120 Park Brooke Walk Way
Atlanta, GA 30022

All Officers and Directors      Common Stock        16,782,982(9)       31.56%            22.37%
As a Group (7 persons)

Internet Productions, LLC       Common Stock        12,269,346(4)       23.08%            16.36%
c/o Knobias, Inc.
Building 2, Suite 500
875 North Park Drive
Ridgeland, Mississippi 39157

Duncan Capital Group, LLC       Common Stock        10,056,700(10)      18.73%            13.31%
830 Third Avenue
New York, NY 10022

Duncan Capital Group, LLC       Preferred A            208,333          21.74%            21.74%

Bushido Capital                 Preferred A            208,333          21.74%            21.74%
Master Fund, L.P.
309 GT Upland House
South Church St.
George Town
Grand Cayman Islands

DCOFI Master LDC                Preferred A             83,333           8.70%             8.70%
830 Third Avenue, 14th Floor
New York, NY 10022

Cornell Capital Partners, LP    Preferred A            416,667          43.48%            43.48%
101 Hudson Street, Suite 3700
Jersey City, NJ 07302

----------
*  Less than 1%.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 28, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 53,166,331 shares issued and outstanding on December 28, 2004.

(3) Percentage based on 75,016,332 shares of common stock outstanding.

(4) Based upon the membership interests of certain directors and executive officers, or their affiliates and associates, in Internet Productions, LLC, as set forth below, such persons will have beneficial ownership of a portion of the common stock owned by Internet Productions, LLC, as follows:

NAME                            MEMBERSHIP INTEREST          SHARES
----------------------          -------------------        ----------
Timothy J. Aylor                         0.6155513%            75,524
Robert L. Atkins                         0.5857045%            71,862
Gregory E. Ballard                      36.2258742%         4,444,667
Danny M. Dunnaway, LLC                   0.6155513%            75,524
E. Key Ramsey                           38.4710756%         4,720,138
Ballard Childrens Trust                        9.0%         1,104,238
Ramsey Childrens Trust                        6.75%           828,180

      As the manager of Internet Productions, LLC, Mr. Ramsey has sole voting power with respect to all of the shares owned by such entity.

(5) Includes options to purchase 3,500 shares of common stock which are exercisable and 255,880 shares held in an IRA account for Mr. Atkins.

(6) Includes 298,430 shares owned jointly with his wife, and options to purchase 3,500 shares of common stock which are exercisable.

(7) Includes (i) 86,070 shares owned by Mr. Dunnaway as custodian for a minor child, (ii) 118,223 shares held in an IRA account for Mr. Dunnaway, (iii) 85,096 shares owned by his wife, (iv) 413,025 shares owned by the Danny M. Dunnaway Charitable Remainder Unitrust, (v) 413,025 shares owned by the Danny M. Dunnaway Foundation and (vi) options to purchase 3,500 shares of common stock which are immediately exercisable.

(8) Includes options to purchase 3,500 shares of common stock which are immediately exercisable.

(9) Includes the 12,269,346 shares owned by Internet Productions, LLC, as described in footnote 4 above, and the shares described in footnotes 5 through 8 above.

(10) Includes (i) a warrant to purchase 25,000 shares of common stock issued to Bridges and PIPES, LLC, an affiliate of Duncan Capital and (ii) 500,000 shares of common stock into which the shares of Series A Preferred Stock are currently convertible. The shares of Series A Preferred Stock beneficially owned by Duncan Capital consist of 208,333 shares of Series A Preferred Stock held by Bridges and PIPES, LLC.

                           DESCRIPTION OF SECURITIES

      The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

      Our authorized capital stock consists of 100,000,000 shares, including:

      o 95,000,000 shares of common stock, $0.01 par value per share, of which 53,166,331 shares are currently issued and outstanding; and

      o 5,000,000 shares of preferred stock, $0.01 par value per share, of which 2,000,000 shares have been designated as Series A Convertible Preferred Stock, and of which 958,333 shares are currently issued or outstanding.

COMMON STOCK

      Holders of common stock are entitled to one vote per share with respect to each matter submitted to a vote of the stockholders, subject to voting rights that may be established for shares of preferred stock, if any. Except as may be provided in connection with such preferred stock or as otherwise may be required by law, the common stock is the only capital stock entitled to vote in the election of directors. The common stock does not have cumulative voting rights.

      Subject to the rights of holders of preferred stock, if any, holders of common stock are entitled to receive dividends and distributions lawfully declared by the board of directors. If we liquidate, dissolve, or wind up our business, whether voluntarily or involuntarily, holders of common stock will be entitled to receive any assets available for distribution to stockholders after we have paid or set apart for payment the amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of such series of preferred stock.

      The outstanding shares of common stock are paid and nonassessable. The common stock does not have any preemptive, subscription or conversion rights. We may issue additional shares of authorized common stock as it is authorized by our board of directors from time to time, without stockholder approval.

PREFERRED STOCK

      Our board of directors is authorized to provide for the issuance of shares of preferred stock in multiple series without the approval of stockholders. With respect to each series of preferred stock, the board of directors has the authority to fix the following terms:

      o     the designation of the series;

      o     the number of shares within the series;

      o whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

      o the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

      o whether the shares are redeemable, the redemption price and the terms of redemption;

      o     the amount payable for each share if we dissolve or liquidate;

      o whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

      o any restrictions on issuance of shares in the same series or any other series;

      o     voting rights applicable to the series of preferred stock; and

      o     any other rights, preferences or limitations of such series.

      Rights with respect to shares of preferred stock will be subordinate to the rights of our general creditors. Shares of preferred stock that we issue will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified otherwise.

Series A Convertible Preferred Stock

      Simultaneously with the closing of the Merger transaction, we issued 958,333 shares of Series A Convertible Preferred Stock to four institutional investors at a price of $1.20 per share, in a transaction exempt from the registration requirements of the federal securities laws. The following is a description of the terms and conditions of the Series A Preferred Stock.

      The Series A Preferred Stock will rank senior to the common stock and may rank junior to equity securities issued in the future.

      Holders of Series A Preferred Stock will receive an annual cumulative dividend of $0.12 per share payable semi-annually on April 30 and October 31 of each year beginning April 30, 2005. Holders of Series A Preferred Stock who refer customers to us or are themselves customers of ours, will receive a dividend equal to the greater of the cumulative dividend of $0.12 per share or a non-cumulative dividend equal to a minimum of 10% and a maximum of 25% of the net income from fees received by us from each referred customer and from the holder itself for (i) access to our internet-based financial services platform and (ii) execution of customer securities transactions.

      Upon an acquisition or liquidation of us, each holder of Series A Preferred Stock will receive an amount equal to the purchase price for each share held plus any cumulative dividends and any declared but unpaid noncumulative dividends in preference to any distribution to the holders of common stock. After the payment of the preference amount to the holders of
Series A Preferred Stock, the remaining assets will be distributed ratably to the holders of common and Series A Preferred Stock on an "as converted" basis. An "acquisition" includes a Merger, consolidation, or sale of all or substantially all of our assets in any transaction or series of related transactions in which our stockholders do not own 50% of the voting power of the surviving corporation.

      Each share of Series A Preferred Stock may be converted at any time at the option of the holder into two shares of common stock, subject to adjustment as provided below. In addition in the event that (i) our pre-tax net income for the three month period ending December 31, 2005, calculated on an annualized basis, is less than $2,000,000, or (ii) the average closing price of our common stock for the month of December 2005 is less than $1.00 per share, then each share of the Series A Preferred Stock may be converted, at the option of the holder, into four (4) shares of common stock.

      The conversion ratio of the Series A Preferred Stock will be subject to a weighted average adjustment if we issue additional equity securities at a price less than the then-applicable conversion price. No adjustment will be made for shares issuable upon the exercise of currently outstanding securities (including options and warrants), the issuance or exercise of options for common stock that may be issued pursuant to the Stock Incentive Plan, or shares issued to banks or other institutional lenders. The conversion price initially will equal the purchase price. The conversion price will also be subject to proportional adjustment for stock splits, stock dividends, recapitalizations and the like.

      The holders of Series A Preferred Stock and common stock will vote together and not as a separate class, except as required by law. The Series A Preferred Stock will have such number of votes as is equal to the number of shares of common stock then issuable upon conversion.

      We also entered into a Registration Rights Agreement with the purchasers of the Series A Preferred Stock, pursuant to which we agreed to file a registration statement with the SEC under the Securities Act, and to cause the registration statement to be effective within 150 days following the closing of the offering, to register for resale the shares of our common stock into which the Series A Preferred Stock is convertible. We are obligated to maintain the effectiveness of the registration statement for a period of 120 days. If the registration statement is not timely filed or declared effective within the 150 day period, we will be obligated to make payments, as liquidated damages, to the purchasers in the aggregate amount of 1% of the gross proceeds of the offering for every month, pro rata, that we are in default of such obligations.

      Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of the preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. Additionally, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of common stock. Although the board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of the stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. The board of directors will not seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

EQUITY LINE OF CREDIT FINANCING

      On  November  15,  2004,  we entered  into a Standby  Equity  Distribution
Agreement with Cornell Capital. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital shares of our common stock, par value $.01 per share, for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital will pay us 98% of, or a 2% discount to, the lowest volume weighted average price of the common stock on the Over-the-Counter Bulletin Board or other principal market on which the common stock is traded for the five days immediately following the notice date. Cornell Capital will retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital's obligation to purchase shares of common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including our obtaining an effective registration statement for the resale of the common stock sold under the Standby Equity Distribution Agreement. Each advance under the Standby Equity Distribution Agreement cannot exceed $250,000 and the maximum amount of advances during any 30-day period cannot exceed $1,000,000. In no event can the number of shares issued to Cornell Capital pursuant to an advance cause Cornell Capital to own more than 9.9% of the shares of common stock outstanding.

      Upon execution of the Standby Equity Distribution Agreement, we issued to Cornell Capital 666,667 shares of our common stock and paid a structuring fee of $15,000. We also entered into a Registration Rights Agreement with Cornell Capital, pursuant to which we agreed to prepare and file with the SEC a registration statement under the Securities Act, to register for resale the shares of our common stock subject to the Standby Equity Distribution Agreement, and to cause the registration statement to be effective prior to the first sale of common stock to Cornell Capital under the Standby Equity Distribution Agreement.

      We also entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer, pursuant to which we engaged Newbridge Securities Corporation to act as our exclusive placement agent in connection with the Standby Equity Distribution Agreement, and paid a fee of $10,000 to Newbridge Securities Corporation.

      Our executive officers and directors at the effective time of the Merger also entered into lock-up agreements pursuant to which they have agreed not to offer, sell or otherwise dispose of all or a portion of the shares of our common stock owned by them, until the expiration of the Standby Equity Distribution Agreement, except for sales pursuant to SEC Rule 144.

8% SECURED CONVERTIBLE NOTES

      On November 15, 2004, pursuant to a Securities Purchase Agreement, we issued and sold to DCOFI Master LDC, Bushido Capital Master Fund, L.P. and Gamma Opportunity Capital Partners, LP an aggregate of $1,000,000 in principal amount of our 8% Secured Convertible Notes due November 1, 2006. The Notes bear interest at the rate of 8% per annum, payable quarterly, commencing February 1, 2005. We may elect to pay interest in shares of our common stock, and have the right to prepay all or a portion of the Notes for an amount equal to 125% of the principal amount to be repaid, plus all accrued and unpaid interest; provided, however, that we can only make such a prepayment if there is an effective registration statement for the resale of the common stock into which the Notes are convertible, the closing price of the common stock is at least 115% of the conversion price, and other conditions are satisfied.

      The Notes mature on November 1, 2006. The Notes are convertible at any time, at the option of the Note Purchasers, into our common stock at an initial conversion price (subject to adjustment) of $0.60 per share; however, the conversion price will be reduced to $0.30 per share in the event that either (i) our annualized pre-tax net income for the three-month period ending December 31, 2005 is less than $2,000,000 or (ii) the volume weighted average trading price for our common stock for the month of December 2005 is less than $1.00 per share. Notwithstanding the foregoing, no Note Purchaser has the right to convert any portion of the Notes to the extent that, after giving effect to such conversion, such Note Purchaser would beneficially own in excess of 4.99% of our common stock outstanding. Commencing on the first anniversary of the date of purchase, we are obligated to redeem approximately 1/12 of the aggregate principal amount of the Notes, plus accrued and unpaid interest. We may elect to redeem any such monthly redemption amount in shares of common stock. After one year, if the volume weighted average trading price of our common stock for any 30 consecutive days exceeds $1.80 and the average dollar trading volume for such period exceeds $200,000, we may at our option cause the Note Purchasers to convert all or a portion of the principal amount of the Notes into common stock.

      Our obligations under the Notes are secured by a security interest in substantially all of our assets and a guarantee by our subsidiaries.

      The Notes are subject to certain covenants which, among other things, restrict or limit our ability to incur any additional indebtedness, amend our certificate of incorporation or bylaws, repurchase any of our equity securities or enter into any agreement with respect to any of the foregoing. Events of default under the Notes include (i) failure to pay principal or interest when due, (ii) failure to observe or perform any covenant, (iii) the breach of any representation or warranty under the Securities Purchase Agreement, (iv) institution of bankruptcy proceedings, (v) certain change of control transactions, or (vi) the registration statement described below shall not have been declared effective within 150 days after the date of the issuance of the Notes. Upon the occurrence of an event of default, the full principal balance of the Notes and all interest and other amounts owed thereunder, will become due and payable at the election of the Note Purchasers.

      The net proceeds from the issuance and sale of the Notes were approximately $925,000 (after payment of fees and expenses to the Note Purchasers). We utilized the proceeds to repay certain bank debt, pay certain expenses and other obligations in connection with the Merger, and for working capital.

      In connection with the issuance of the Notes, we also entered into a Registration Rights Agreement with the Note Purchasers, pursuant to which we have agreed to file with the SEC within 45 days after the date of the initial issuance of the Notes, and to use our reasonable best efforts to cause to become effective within 150 days after the date of the initial issuance of the Notes, a registration statement with respect to the resale of the shares of common stock issuable upon conversion of the Notes. If we fail to comply with certain of our obligations under the Registration Rights Agreement, we will be obligated to make payments, as liquidated damages, to the Note Purchasers in the aggregate amount of 1% of the amount of the Notes for every month, pro rata, that we are in default of such obligations.

      At the time of the issuance of the Notes, and in connection therewith, we also issued to the Note Purchasers warrants to purchase an aggregate of 3,000,000 shares of our common stock. The warrants may be exercised, in whole or in part, at any time within five years from the date of the issuance of the Notes, for an exercise price of $.01 per share.

Warrants

Incident to the Merger, we assumed, on a one-share-for-one-share basis, the obligations of Knobias to issue 891,218 shares of common stock in respect of assumed Knobias warrants, at an exercise price of $3.25 per share. The assumption by us of Knobias' obligations under the foregoing securities previously issued by Knobias was required by the terms of the Merger Agreement and effective as of the effective date of the Merger, which was November 15, 2004.

To the extent the assumption by us of Knobias' obligations with respect to such outstanding securities of Knobias constitutes an offer and sale of securities, such securities were offered and sold in reliance on exemptions from registration provided by Regulation D and Section 4(2) of the Securities Act. The warrants may be exercised by the holders thereof in whole or in part at any time, and from time to time, during the eighteen (18) calendar month period beginning on the corresponding date which is six months immediately following the first date on which any shares of our common stock have been registered pursuant to an effective registration statement under the Securities Act, and ending on the second anniversary of such effective date. The warrants are exercisable at a price of $3.25 per share, subject to certain adjustments, as described below.

In connection with the bridge loan transactions in September and November 2004 between Knobias and Bridges and Pipes, LLC, an affiliate of Duncan Capital, Knobias issued to Bridges and Pipes, LLC a warrant to purchase 25,000 shares of common stock at an exercise price of $.60 per share. The warrant was canceled at the effective time of the Merger and was replaced by a warrant issued by us for the same number of shares of our common stock at the same exercise price. In addition, in connection with the offer and sale of the Series A Preferred Stock, we issued a warrant to Duncan Capital, LLC to purchase 178,750 shares of common stock at an exercise price of $.60 per share. The warrants are exercisable, in whole or in part, at any time during the five years commencing on the date of the Merger. These warrants were offered and sold in reliance on an exemption from registration provided by Regulation D and Section 4(2) of the Securities Act.

We also issued warrants to the Note Purchasers in connection with the issuance of the Notes. Such warrants entitle the holders to purchase up to 3,000,000 shares of our common stock for $.01 per share at any time during the five years commencing on the date of the issuance of the Notes. Each warrant provides that the holder will not have any right to exercise the warrant to the extent that, after giving effect to the exercise, the holder and its affiliates would beneficially own in excess of 4.99% of the outstanding shares of our common stock. These warrants were offered and sold in reliance on an exemption from registration provided by Regulation D and Section 4(2) of the Securities Act.

The shares of our common stock underlying the warrants described above, when issued upon exercise and payment of the purchase price, will be fully paid and nonassessable.

      The number and kind of securities or other property for which all of the warrants are exercisable and the exercise price are subject to adjustment upon the occurrence of certain events, including mergers, reorganizations, stock dividends, stock splits, and recapitalizations. Holders of warrants have no voting, dividend, or other rights as stockholders with respect to the shares underlying the warrants, unless and until the warrants are exercised.

CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS

      The following discussion is a general summary of the material changes to our charter documents that we made pursuant to our Amended and Restated Certificate of Incorporation and bylaws, some of which may be deemed to have an "anti-takeover" effect, thereby possibly discouraging a third party from seeking control of us. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in the Amended and Restated Certificate of Incorporation and bylaws, reference should be made in each case to the document in question.

Number of Directors

      Pursuant to the Amended and Restated Certificate of Incorporation, the number of directors is to be fixed by the Bylaws. The Amended and Restated Bylaws provide that the number of directors shall not be less than three nor more than nine, the exact number of which shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors has currently fixed the number of directors at seven.

Removal of Directors

      Any director or our entire board of directors may be removed only for cause and only by the affirmative vote of the holders of at least 80% of our outstanding voting securities.

Special Meetings of Stockholders

      Under the Amended and Restated Certificate of Incorporation, special meetings of our stockholders may only be called by our Board of Directors, our Chairman of the Board of Directors or our Chief Executive Officer.

Actions by Stockholders Without a Meeting

      Delaware General Corporate Law provides that, unless otherwise provided in the certificate of incorporation, any action that could be taken at any meeting of stockholders of a corporation can be taken by written consent in lieu of a meeting, if consents are signed by stockholders holding the number of votes that would be necessary to authorize such action at a meeting. However, under the Amended and Restated Certificate of Incorporation, any action required or permitted to be taken by our stockholders must be taken at a duly called meeting of stockholders and may not be taken by stockholder written consent.

Amendment of Certificate of Incorporation and Bylaws

      Delaware General Corporate Law generally provides that the approval of a corporation's board of directors and the affirmative vote of a majority of all shares entitled to vote thereon is required to amend a corporation's certificate of incorporation, unless the certificate specifies a greater voting requirement. The Amended and Restated Certificate of Incorporation states that our provisions regarding directors, meetings of stockholders, the prohibition on action of stockholders by written consent, indemnification of directors and officers, limitations on director liability and amendments of the certificate of incorporation and bylaws may be amended or repealed only by the affirmative vote of the holders of at least 80% of the outstanding voting shares of capital stock.

      The Delaware General Corporate Law generally provides that the power to adopt, amend or repeal bylaws shall be in the stockholders of a corporation; provided, however, that the certificate of incorporation may confer the power to adopt, amend or repeal bylaws on the board of directors. Our Amended and Restated Certificate of Incorporation provides that the board of directors has the power to adopt, amend, or repeal the bylaws. Any action taken by the stockholders with respect to adopting, amending or repealing any bylaws may be taken only upon the affirmative vote of the holders of at least 80% of the outstanding voting shares of our capital stock.

Stockholder Nominations

      Our Amended and Restated Bylaws set forth the procedures by which a stockholder may properly bring business, including nominations of members of the board of directors, before a meeting of stockholders. The stockholder must give advanced written notice to our secretary not less than 60 days or more than 90 days before the anniversary date of the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary date of the previous year's annual meeting, notice by the stockholder, to be timely, must be received not less than 30 days before the date of the annual meeting or by the 10th day following the day on which public disclosure of the annual meeting date was made, whichever occurs first. The notice must set forth background information regarding the persons to be nominated as required by Regulation 14A under the Exchange Act, and regarding the proposing stockholder, including information concerning (1) the name and address of the stockholder, (2) the class and number of shares of capital stock beneficially owned by each such stockholder and (3) any arrangements or understandings between the stockholder and the nominee.

      No person is eligible for election as a director unless nominated in accordance with the foregoing procedures. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. The board of directors is not required to nominate in the annual proxy statement any person so proposed. Compliance with this procedure would permit a stockholder to nominate the individual at the stockholders' meeting, and any stockholder may vote in person or by proxy for any individual that stockholder desires.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Amended and Restated Certificate of Incorporation provides that we will indemnify our officers, directors, employees, and agents to the fullest extent permitted by the Delaware General Corporate Law. Under the Delaware General Corporate Law, other than in actions brought by or in the right of the corporation, such indemnification would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, if such person had no reasonable cause to believe that the conduct was unlawful. In actions brought by or in the right of the corporation, such indemnification probably would be limited to reasonable expenses (including attorneys' fees) and would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any matter as to which such person is adjudged liable to the corporation, unless, and only to the extent that, the court determines upon application that, in view of all the circumstances of the case, the proposed indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper. To the extent that any director, officer, employee, or agent of ours has been successful on the merits or otherwise in defense of any action, suit, or proceeding, as discussed herein, whether civil, criminal, administrative or investigative, such person must be indemnified against reasonable expenses incurred by such person in connection therewith.

      We have entered into indemnification agreements with our directors and executive officers providing for indemnification consistent with the foregoing.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                  LEGAL MATTERS

      The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

      The consolidated financial statements appearing in this Prospectus and Registration Statement have been audited by Horne CPA Group, an independent registered public accounting firm, to the extent and for the periods indicated in their report appearing elsewhere herein and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Knobias, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                                  KNOBIAS, INC.

                              FINANCIAL STATEMENTS


For the Years Ended December 31, 2003 and December 31, 2002

  Report of Independent Registered Public Accounting Firm....................F-1
  Consolidated Balance Sheet.................................................F-2
  Consolidated Statements of Operations......................................F-3
  Consolidated Statements of Cash Flows......................................F-4
  Consolidated Statements of Changes in Stockholders' Equity (Deficit).......F-5
  Notes to Consolidated Financial Statements.........................F-6 to F-16

For the Three and Nine Months Ended September 30, 2004 (Unaudited)

  Consolidated Balance Sheets (Unaudited)...................................F-17
  Consolidated Statements of Operations (Unaudited).........................F-18
  Consolidated Statements of Cash Flows (Unaudited).........................F-19
  Consolidated Statements of Changes in Stockholders' Equity
  (Deficit) (Unaudited).....................................................F-20
  Notes to Interim Unaudited Consolidated Financial Statements......F-21 to F-23

                              REPORT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Knobias, Inc.
Ridgeland, Mississippi

We have audited the accompanying consolidated balance sheet of Knobias, Inc. (formerly Consolidated Travel Systems, Inc.) and subsidiaries (the "Company") as of December 31, 2003, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Knobias, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the years ending December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.


                                               /s/ Horne CPA Group
                                               ---------------------------------
                                               Jackson, Mississippi
                                               December 29, 2004

                                 KNOBIAS, INC.
                  (formerly Consolidated Travel Systems, Inc.)
                           Consolidated Balance Sheet
                               December 31, 2003


                                                                    DECEMBER 31,
                                                                        2003
                                                                    -----------
                                     Assets
Current assets
Cash                                                                $   165,357
Accounts receivable, net                                                 88,721
Prepaid expenses                                                         40,991
Other assets                                                             19,966
                                                                    -----------
Total current assets                                                    315,035
                                                                    -----------

Property and equipment
Furniture, equipment and leasehold improvements                         173,550
Computer hardware and software                                          357,196
Website and database development                                        608,543
                                                                    -----------

Total property and equipment                                          1,139,289

Less accumulated depreciation and amortization                         (888,387)
                                                                    -----------

Net property and equipment                                              250,902
                                                                    -----------
Other assets                                                              7,970
                                                                    -----------
Total assets                                                        $   573,907
                                                                    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable                                                    $   124,114
Accrued expenses                                                        295,970
Notes payable                                                           412,922
Subordinated debt                                                     1,050,000
Due to shareholder                                                      174,993
Deferred revenue                                                         11,467
                                                                    -----------
Total current liabilities                                             2,069,466
                                                                    ===========

Stockholders' equity (deficit)
Preferred Stock, $0.01 par value, 5,000,000 shares authorized;
no shares outstanding                                                        --
Common Stock, $0.01 par value; 95,000,000 shares
authorized; 34,911,941 shares outstanding                               349,119
Additional paid-in capital                                            6,965,182
Accumulated deficit                                                  (8,809,860)
                                                                    -----------
Total stockholders' equity (deficit)                                 (1,495,559)
                                                                    -----------
Total liabilities and stockholders' equity                          $   573,907
                                                                    ===========

          See accompanying notes to consolidated financial statements.

                                 KNOBIAS, INC.
                  (formerly Consolidated Travel Systems, Inc.)
                     Consolidated Statements of Operations
                     Years Ended December 31, 2003 and 2002


                                               YEAR ENDED     YEAR ENDED
                                               DECEMBER 31,   DECEMBER 31,
                                                   2003          2002
                                               -----------    -----------
Revenue
Website revenue                                $ 1,342,469    $   528,695
Other                                                  958          7,500
                                               -----------    -----------
Total revenue                                    1,343,427        536,195
                                               -----------    -----------
Expenses
Research and website content development           639,478      1,236,293
Systems development                              1,105,811        943,085
Advertising                                          7,019         31,271
Administrative compensation expense                311,355        241,910
Professional fees                                  101,602        111,642
Occupancy                                          100,483         38,046
Depreciation and amortization                      286,426        306,993
Other general and administrative                   477,950        454,495
                                               -----------    -----------
Total expenses                                   3,030,124      3,363,735
                                               -----------    -----------
Operating loss                                  (1,686,697)    (2,827,540)
                                               -----------    -----------

Interest income                                        225          2,282
Interest expense                                  (208,773)          (955)
Other income, net                                   64,442             --
                                               -----------    -----------
Net loss                                       $(1,830,803)   $(2,826,213)
                                               ===========    ===========
Net loss per common share
Basic and diluted                              $     (0.05)   $     (0.08)
                                               ===========    ===========


          See accompanying notes to consolidated financial statements.

                                 KNOBIAS, INC.
                  (formerly Consolidated Travel Systems, Inc.)
                      Consolidated Statements of Cash Flows
                     Years Ended December 31, 2003 and 2002



                                                        YEAR ENDED      YEAR ENDED
                                                        DECEMBER 31,    DECEMBER 31,
                                                           2003            2002
                                                        -----------     ----------
Cash flows from operating activities
Net loss                                                $(1,830,803)   $(2,826,213)
Adjustments to reconcile net loss to net
cash used in operating activities
Changes in operating assets and liabilities
Depreciation and amortization                               286,426        306,993
Gain on sale of investments                                 (71,967)            --
(Increase) in accounts receivable                           (81,721)        (5,023)
Decrease (increase) in prepaid expenses                     (24,783)         1,278
Decrease (increase) in other assets                          14,075        (56,722)
Increase (decrease) in accounts payable
and accrued expenses                                        352,880        (19,856)
Decrease in deferred revenue                                      9          5,913
                                                        -----------    -----------
Net cash used in operating activities                    (1,355,884)    (2,593,630)
                                                        -----------    -----------

Cash flows provided by (used in) investing activities
Proceeds from sale of investments                            96,967             --
Capital expenditures                                         (9,679)       (89,890)
                                                        -----------    -----------

Net cash provided by (used in) investing activities          87,288        (89,890)
                                                        -----------    -----------
Cash flows from financing activities
Issuance of common stock                                         --      1,981,034
Proceeds from subordinated debt                           1,050,000             --
Proceeds from stockholder loans                             174,993             --
Proceeds from notes payable                                 137,598        275,324
                                                        -----------    -----------

Net cash provided by financing activities                 1,362,591      2,256,358
                                                        -----------    -----------
Net increase (decrease) in cash                              93,995       (427,162)

Cash, beginning of year                                      71,362        498,524
                                                        -----------    -----------
Cash, end of year                                       $   165,357    $    71,362
                                                        ===========    ===========
Supplemental disclosure of cash flow information

Cash paid for interest                                  $    10,842    $       955
                                                        ===========    ===========


          See accompanying notes to consolidated financial statements.

                                 KNOBIAS, INC.
                  (formerly Consolidated Travel Systems, Inc.)
      Consolidated Statements of Changes in Stockholders' Equity (Deficit)
                     Years Ended December 31, 2003 and 2002


                                                       ADDITIONAL
                                          COMMON        PAID-IN     ACCUMULATED
                                           STOCK        CAPITAL       DEFICIT         TOTAL
                                        -----------   -----------   -----------    -----------
 Balance, December 31, 2001             $   313,805   $ 5,019,462   $(4,152,844)   $ 1,180,423

 Issuance of stock (3,531,000 shares)        35,314     1,945,720            --      1,981,034

 Net loss                                        --            --    (2,826,213)    (2,826,213)
                                        -----------   -----------   -----------    -----------
 Balance, December 31, 2002                 349,119     6,965,182    (6,979,057)       335,244

 Net loss                                        --            --    (1,830,803)    (1,830,803)
                                        -----------   -----------   -----------    -----------
 Balance, December 31, 2003             $   349,119   $ 6,965,182   $(8,809,860)   $(1,495,559)
                                        ===========   ===========   ===========    ===========


          See accompanying notes to consolidated financial statements.

                                  KNOBIAS, INC.
                  (formerly Consolidated Travel Systems, Inc.)
                   Notes to Consolidated Financial Statements
             As of and for the Years Ended December 31, 2003 and 2002


NOTE 1. BASIS OF PRESENTATION, NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The  accompanying  consolidated  financial  statements  include the  accounts of
Knobias,   Inc.  and  its  wholly-owned   subsidiary,   Knobias.com,   LLC.  All
intercompany balances and transactions have been eliminated in consolidation.

On November 15, 2004, Consolidated Travel Systems, Inc. ("COVSA") acquired all the outstanding stock of Knobias Holdings, Inc. For accounting purposes, the acquisition has been treated as a recapitalization of Knobias Holdings, Inc. with Knobias Holdings, Inc. considered the acquirer (reverse acquisition). Upon completion of the transaction, the entity was renamed Knobias, Inc. Accordingly, the historical financial statements presented herein are those of Knobias, Inc. reflecting the exchange of equity interests with COVSA. For more information regarding the transaction, see Note 7.

Nature of Business

Knobias Holdings, Inc. ("the Company" or "Knobias") was formed on March 27, 2000, under the laws of the State of Delaware pursuant to the Delaware General Corporation Law ("DGCL") as PennyPI.Com, Inc. to acquire, by way of contribution, all of the ownership interests in Penny PI, LLC, a Mississippi limited liability company.

Penny PI, LLC was formed on September 4, 1998, under the laws of the State of Mississippi pursuant to the Mississippi Limited Liability Company Act. Penny PI, LLC was organized to design and implement an Internet website for the provision of subscriber based information and investigative services relating to over-the-counter bulletin board companies, commonly referred to as "penny stocks."

Following the receipt of subscriptions for the shares of common stock and Series A preferred stock from the existing members of Penny PI, LLC, and assignment of the respective interests of the members of Penny PI, LLC to the Company in payment for such shares, Penny PI, LLC became a wholly-owned subsidiary of the Company and continues in existence for the further development and operation of its Internet website relating to the provision of information regarding NASDAQSC, over-the-counter bulletin board, and "Pink Sheets" companies.

During 2000, PennyPI.com, Inc. changed its name to Knobias Holdings, Inc. and Penny PI, LLC changed its name to Knobias.com, LLC. Unless the context indicates otherwise, subsequent references in these financial statements to the Company include Knobias, Inc., Knobias Holdings, Inc. and Knobias.com, LLC.

During 2000, the Company changed its business strategy to focus more of its database development and marketing efforts toward servicing institutional customers rather than retail investors. As part of this change, the Company developed a new website under the Knobias.com name and discontinued supporting the original Penny PI website. Management of the Company believes that Knobias is the first and largest unbiased resource for Outside Market intelligence. Knobias consolidates, maintains and markets data from the world's largest electronic database of historical and real-time information covering thousands of Outside Market companies. Outside Market companies include those companies that trade publicly "over-the-counter" in such markets as the Over-the-Counter Bulleting Board (TM), the Pink Sheets (TM), and the Nasdaq SmallCap Market (TM), as well as entrepreneurial private companies.

                                  KNOBIAS, INC.
                  (formerly Consolidated Travel Systems, Inc.)
                   Notes to Consolidated Financial Statements
             As of and for the Years Ended December 31, 2003 and 2002


Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and certificates of deposit issued with an original maturity date of three months or less.

Accounts Receivable

Accounts receivable are reported at estimated net realizable value. The Company considers the need for an allowance for uncollectible accounts based on an analysis of outstanding accounts, historical losses and current economic conditions, and establishes such an allowance by a charge to bad debt expense when necessary.

Investments

Investments in unconsolidated subsidiaries representing ownership of at least 20 percent, but less than 50 percent, are accounted for under the equity method.

Property and Equipment

Property and equipment are stated at cost. Maintenance and repairs are expensed in the period incurred. Major renewals and betterments are capitalized. When items of property and equipment are sold or retired, the related costs are removed from the accounts, and any gain or loss is included in operations.

Depreciation and amortization is provided on a straight-line basis. Furniture and leasehold improvements are depreciated over an estimated life of ten years; computer equipment is depreciated over an estimated life of five years; computer software is amortized over an estimated life of five years.

Website and Database Development

Website development costs are accounted for in accordance with Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, issued by the American Institute of Certified Public Accountants. Accordingly, all external and direct internal costs incurred during the application development stage are capitalized. Costs incurred during the preliminary project stage and the post-implementation stage are expensed as incurred. Website development costs are being amortized over three years on the straight-line basis.

                                  KNOBIAS, INC.
                  (formerly Consolidated Travel Systems, Inc.)
                   Notes to Consolidated Financial Statements
             As of and for the Years Ended December 31, 2003 and 2002


The initial  costs of  purchasing  or  developing  the content for the Company's
information  database  are  capitalized.   Such  costs  include  one  time  data
acquisition costs, cost of producing video tours of covered companies, and certain other outside services. Costs of maintaining the database are expensed as incurred. Database development costs are being amortized over three years on a straight-line basis.

Evaluation of Long-Lived Assets for Impairment

The Company periodically reviews the carrying value of property and equipment, including website and data development costs, whenever events and circumstances indicate a potential impairment. If indicators of impairment are present, and the undiscounted cash flows to be derived from the use and eventual disposal of the related assets are not expected to be sufficient to recover the asset's carrying amount, an impairment loss is charged to operations in the period identified. The impairment loss is based upon the difference between the carrying amount and the fair value of such asset, as determined based upon the related discounted cash flows.

Income Taxes

Knobias, Inc. is a "C Corporation" and, therefore, will, upon achieving taxable earnings, pay taxes as a corporation. The Company accounts for corporate income taxes using the asset and liability method of accounting prescribed by Statement of Financial Accounting Standard No. 109. Because the Company has incurred losses since its inception, no income tax expense has been incurred. As of December 31, 2003, Knobias, Inc. has a net operating loss carryforward of approximately $7.8 million that expire at various times through 2023. Because the Company has not yet generated taxable income, a valuation allowance has been provided equal to the full amount of the deferred tax asset related to the loss carryforward.

Fair Value of Financial Instruments

The carrying values of the Company's financial instruments, including cash equivalents, short-term investments, accounts receivable, accounts payable and short-term debt, approximate their fair values due to their short-term maturities.

Revenue Recognition

Subscription services revenues are recognized over the period that services are provided. Other revenues, which consist principally of the provision of information through its website, are recognized as the services are performed or when the goods are delivered. Deferred revenue consists primarily of monthly, semi-annual, and annual prepaid subscription fees billed or collected in advance.

Research and Website Content Development and Systems Development Costs

Research and website content development costs, other than the initial costs, are charged to operations when incurred.

Systems development costs, which generally consist of routine programming maintenance, are expensed as incurred.

                                  KNOBIAS, INC.
                  (formerly Consolidated Travel Systems, Inc.)
                   Notes to Consolidated Financial Statements
             As of and for the Years Ended December 31, 2003 and 2002


Stock Based Compensation

Stock option grants are accounted for in accordance with Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, no compensation expense is recognized for stock options granted if the option price is not less than the fair market value of the underlying stock at the grant date. For each of the years ended December 31, 2003, and 2002, no stock based compensation expense was included in the determination of net loss as all options granted during the years had an exercise price equal to the estimated fair market value of the stock on the date of grant.

Stock-based awards to non-employees are accounted for under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force ("EITF") Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services.

Had compensation expense been determined on the basis of fair value pursuant to Financial Accounting Standards Statement No. 123, using the minimum value method as a basis of determining fair values, net loss and net loss per share would have been increased as follows:



                                             DECEMBER 31,
                                    ------------------------------
                                         2003            2002
                                    -------------    -------------

Net loss
  As reported                       $  (1,830,803)   $  (2,826,213)
  Less stock based compensation
    expense determined under fair
    value method for all stock
    options                                    --          (25,831)
                                    -------------    -------------
Pro forma net loss                  $  (1,830,803)   $  (2,852,044)
                                    =============    =============
Basic and diluted loss per share
  As reported                       $       (0.05)   $       (0.08)
  Pro forma                         $       (0.05)   $       (0.08)

The fair value of each option is estimated on the grant date using the Black-Scholes option pricing model. The following assumptions were made in estimating fair values at:


                                             DECEMBER 31,
                                    ------------------------------
                                        2003              2002
                                    -------------    -------------

Dividend yield                                N/A              -0-
Risk-free interest rate                       N/A             4.25%
Expected life                                 N/A              3.5
Expected volatility                           N/A              -0-
Per-share value                               N/A    $        0.41

                                  KNOBIAS, INC.
                  (formerly Consolidated Travel Systems, Inc.)
                   Notes to Consolidated Financial Statements
             As of and for the Years Ended December 31, 2003 and 2002


Advertising Costs

Advertising  costs are expensed as incurred.

Net Loss Per Common Share

Net loss per share - basic is based upon the weighted average common shares outstanding which totaled 34,911,941 and 33,700,972 for the years ended December 31, 2003 and 2002, respectively.

For purposes of determining net loss per share - diluted, neither the potential exercise of outstanding stock options or warrants, nor the conversion of the debt or equity instruments into common stock are assumed because the effect would be anti-dilutive.

Recently Issued Accounting Pronouncements

In November 2002, FASB Interpretation ("FIN") No. 45, Guarantors Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, was issued. FIN No. 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements regarding its obligations under certain guarantees that it has issued. FIN No. 45 also clarifies the requirement of the guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of this interpretation were adopted by the Company effective January 1, 2003. The adoption of FIN No. 45 did not have a material impact on the financial statements of the Company.

In January 2003, FIN No. 46, Consolidation of Variable Interest Entities, was issued. FIN No. 46 sets forth the criteria used in determining whether an investment in a variable interest entity ("VIE") should be consolidated. FIN No. 46 (as revised in December 2003) is effective for interest in VIE's created or obtained by publicly traded entities after December 31, 2003. For variable interests in VIE's created before January 1, 2004, the provisions of FIN No. 46 must be applied in the first interim or annual period ending after December 15, 2004. The adoption of FIN No. 46 by the Company is not expected to have a material impact on the financial position or results of operations of the Company.

In April 2003, SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, was issued. SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 was adopted by the Company effective June 30, 2003 and had no material impact on the financial position or results of operations of the Company.

SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, was issued in May 2003. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Since its issuance, the effective date of certain provisions of SFAS No. 150 has been extended. SFAS No. 150 establishes standards for an issuer's classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The adoption of SFAS No. 150 did not have a significant impact on the Company's financial statements.

                                  KNOBIAS, INC.
                  (formerly Consolidated Travel Systems, Inc.)
                   Notes to Consolidated Financial Statements
             As of and for the Years Ended December 31, 2003 and 2002


In November 2002, the Financial Accounting Standards Board ("FASB") Emerging Issues Task Force reached a consensus on EITF Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF Issue No. 00-21 did not have a significant impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2003, the SEC issued Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition. SAB No. 104 revises or rescinds portions of the interpretative guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The adoption of SAB No. 104 did not have a significant impact on the Company's consolidated financial position, results of operations or cash flows.

In March 2004, the Emerging Issues Task Force (EITF) reached a consensus on EITF No. 03-06, Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share. EITF No. 03-06 addresses a number of questions regarding the computation of earnings per share by companies that have issued securities other than common stock that contractually entitle the holder to participate in dividends and earnings of the Company when, and if, it declares dividends on its common stock. The issue also provides further guidance in applying the two-class method of calculating earnings per share. It clarifies what constitutes a participating security and how to apply the two-class method of computing earnings per share once it is determined that a security is participating, including how to allocate undistributed earnings to such a security. The consensus reached on EITF No. 03-06 is effective for fiscal periods beginning after March 31, 2004. Prior period earnings per share amounts are required to be restated to ensure comparability year over year. The Company is still evaluating the impact, if any, that the adoption of EITF No. 03-06 will have on its results of operations or financial position.


NOTE 2.  NOTES PAYABLE AND SUBORDINATED DEBT

The Company has a $400,540 line-of-credit dated December 30, 2003, with a financial institution. The note bears interest at 6.25 percent and matured on June 30, 2004. The balance available for use under the line-of-credit is $25,340 as of December 31, 2003.

The Company also finances certain annual insurance premiums. Effective interest on this note totals 4.5 percent at December 31, 2003. The balance outstanding at December 31, 2003, totals $37,722.

During 2003, the Company executed two agreements, as further explained below, with various purchases whereby the Company issued convertible subordinated notes. The holders of the notes may, at any time prior to maturity of the notes, convert the principal amount of the debt, plus interest on the principal amount calculated through the date of conversion into common stock of the Company at a conversion rate at December 31, 2003 of .772 shares for every $1 of debt outstanding.

                                  KNOBIAS, INC.
                  (formerly Consolidated Travel Systems, Inc.)
                   Notes to Consolidated Financial Statements
             As of and for the Years Ended December 31, 2003 and 2002


In January 2003, the Company issued $750,000 in convertible subordinated notes to five purchasers. These notes bear an interest rate of 24 percent and matured in July 2003. As of December 31, 2003, these notes have not been converted and are still outstanding. In July 2003 and October 2003, the Company issued $250,000 and $50,000, respectively, in convertible subordinated notes to two purchasers. These notes bear an interest rate of 12 percent and mature in six months from date of issue. As of December 31, 2003, neither of these notes has been converted. There are no financial covenants related to either of these notes.


NOTE 3.  STOCKHOLDERS' EQUITY

See Note 7 for events subsequent to these financial statements related to stockholders' equity.

Common Stock

Holders of common stock are entitled to one vote per share with respect to each matter submitted to a vote of the stockholders, subject to voting rights that may be established for shares of preferred stock, if any. Except as may be provided in connection with such preferred stock or as otherwise may be required by law, the common stock is the only capital stock entitled to vote in the election of directors. The common stock does not have cumulative voting rights.

Preferred Stock

The board of directors is authorized to provide for the issuance of shares of preferred stock in multiple series without the authorization of the stockholders. The board of directors has the authority to fix the terms and privileges of the preferred stock at its sole discretion. As of December 31, 2003, none of the 5,000,000 authorized shares of preferred stock are outstanding.

Warrants

As of December 2003, warrants to purchase 891,218 shares of the Company's common stock were outstanding. These warrants were issued in connection with Series B and Series C preferred stock issuance. The warrants entitle the holders to purchase shares of the Company's common stock for $3.25 per share for a period of eighteen months beginning six months after the registration of any capital securities of the Company under the Securities Act of 1933. Because there was no ready market for the Company's common stock, and because the exercise price of the outstanding warrants is equal to the per share price at which the Series C preferred stock was issued, no separate value was assigned to the warrants granted to the holders of Series B and Series C preferred stock.


NOTE 4.  SIGNIFICANT RISKS AND UNCERTAINTIES

The Company has a limited operating history and is currently pursuing a business strategy that is largely unproven. As a result, its ability to successfully implement its business plan is dependent on, among other things, its ability to generate sufficient cash flow through operations or additional debt or equity transactions to sustain business development efforts until revenues from customers reach levels that can support ongoing operations. The Company expects to continue to incur operating losses for the near future and there can be no assurance that profitability will be achieved or sustained.

                                  KNOBIAS, INC.
                  (formerly Consolidated Travel Systems, Inc.)
                   Notes to Consolidated Financial Statements
             As of and for the Years Ended December 31, 2003 and 2002


The Company is heavily dependent upon its developed and purchased database, software and hardware products. As mentioned previously, the Company amortizes capitalized database and internal use software and depreciates purchased hardware and software on a straight-line basis over an estimated useful life of three to five years. Due to inherent technological changes in the computer hardware and software industry, the period over which such items are being amortized and depreciated may be longer than its actual useful life. In the event that this fact becomes apparent, the amortization and depreciation will have to be accelerated.

The Company is also heavily dependent on other vendors to provide access to the information it markets through its website. Various contracts have been entered into, mostly for a term of one year or month-to-month basis for the provision of this information. The failure of these vendors to supply the information contracted for would have a severe adverse impact on the Company's ability to provide future services to its customers.

During 2002, the Company began to generate revenues from its website activities. However, through December 31, 2003, such revenues have not been sufficient to produce positive operating cash flow. As of December 31, 2003, the Company had a working capital deficit of $1,754,431. Management of the Company is continuing to seek sources of additional debt and/or equity capital to provide operating cash flow until the Company's revenues increase to levels adequate to meet operating costs. In addition, management is actively pursuing potential business combinations that may provide the Company with a source of operating cash. There can be no assurance that such efforts will be successful or that they will provide sufficient working capital to permit the Company to operate until it can achieve positive operating cash flow. See further discussion in Note 7.

Legal Proceedings

The Company is party to lawsuits and other claims that arise in the ordinary course of business. The lawsuits assert claims related to the general business activities of the Company. The cases are being vigorously contested. In the regular course of business, management evaluates estimated losses or costs related to litigation, and provision is made for anticipated losses whenever management believes that such losses are probable and can be reasonably estimated. While management believes that the final resolution of pending legal proceedings will not have a material impact on the Company's financial position or results of operations, the final resolution of such proceedings could have a material adverse effect on the Company's financial position or results of operations.


NOTE 5.  LEASES AND COMMITMENTS

The Company has entered into leases for office and warehouse space that expire in May 2004. Monthly rental of $5,776 is required on the leases. Also, the Company has entered into an apartment lease that expires in March 2005 that requires monthly payments of $2,855.

The Company has entered into various agreements for the provision of custom-tailored stock quote displays and other information to be provided to subscribing customers over the Internet. The agreements are for periods ranging from 6 months to 2 years. Most of the contracts automatically renew unless specifically terminated by either party.

Rent expense for the years ending December 31, 2003 and 2002, totaled $97,827 and $117,246, respectively.

                                  KNOBIAS, INC.
                  (formerly Consolidated Travel Systems, Inc.)
                   Notes to Consolidated Financial Statements
             As of and for the Years Ended December 31, 2003 and 2002


Minimum payments are as follows:

Year ending December 31, 2004       $     103,572
Year ending December 31, 2005       $      27,765


NOTE 6.  EMPLOYEE STOCK OPTIONS

The Company has a directors' and employees' stock option plan to encourage employees, consultants and directors to acquire or increase their equity interests in the Company and develop a sense of proprietorship and personal involvement in the development and financial success of the Company. Under the plan, the Company may grant options up to 230,000 shares of common stock. The price of each option is equal to the market price determined as of the option grant date. Each option granted will specify the required period of continuous service before the option rights are exercisable and the period during which the option right may be exercised, not to exceed 10 years. The exercise price is equal to the market price of the Company's stock on the date of grant.

Following is a summary of the status of the plan for the years ending December 31, 2003 and 2002:

                                                       WEIGHTED
                                                        AVERAGE
                                                       EXERCISE
                                        SHARES           PRICE
                                    -------------    -------------
Outstanding at January 1, 2002                 --    $          --

Granted                                    89,750            3.004
Exercised                                      --               --
Forfeited                                      --               --
                                    -------------    -------------

Outstanding at December 31, 2002           89,750            3.004
Granted                                        --               --
Exercised                                      --               --
Forfeited                                 (24,250)           3.004
                                    -------------

Outstanding at December 31, 2003           65,500            3.004
                                    =============

Options exercisable at
    December 31, 2003                      65,500    $       3.004
                                    =============    =============

Weighted average fair value of
 options granted during year
 ended December 31, 2002                             $        0.41
                                                     =============

    December 31, 2003                                $          --
                                                     =============

                                  KNOBIAS, INC.
                  (formerly Consolidated Travel Systems, Inc.)
                   Notes to Consolidated Financial Statements
             As of and for the Years Ended December 31, 2003 and 2002

NOTE 7.  SUBSEQUENT EVENTS

On January 23, 2004, the Company, together with Duncan Capital, LLC, formed a Delaware limited liability company known as Kollage, LLC. Commencing in 2004, Kollage is to make monthly payments of $60,000 to Knobias.com, LLC as royalty payments for use of the Company's information services. As Kollage will become a wholly-owned subsidiary of the Company through the merger transaction further described below, these payments will be reflected in the statements of changes in stockholders' equity (deficit) as a capital contribution. Upon completion of the Merger with COVSA, Duncan Capital, LLC contributed their 50% ownership interest in Kollage together with other arrangements to the Company in exchange for 9,531,700 shares of common stock.

On June 30, 2004, Knobias Holdings, Inc. entered into a merger agreement with Consolidated Travel Systems, Inc. which was closed in November 2004. Under the terms of the merger, holders of preferred and common stock of Knobias Holdings, Inc. received shares of COVSA common stock based upon certain exchange ratios determined by the class and type of stock held. Additionally, the Company's 12 percent and 24 percent convertible debentures, including principal and unpaid interest, were converted into shares of COVSA common stock with the balance paid in cash at closing of the merger.

In November 2004, the Company entered into an equity line of credit with Cornell Capital Partners, L.P. Pursuant to the equity line of credit, the Company may, at its discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the equity line of credit, Cornell Capital Partners will pay 98% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, the Company has agreed to pay Cornell Capital Partners, L.P. 5% of the proceeds that it receives under the Equity Line of Credit. In addition, the Company engaged Newbridge Securities Corporation, a registered broker-dealer, to advise it in connection with the equity line of credit. For its services, the Company paid Newbridge Securities Corporation $10,000. The Company is registering 15,000,000 shares which may be issued under the equity line of credit.

In November 2004, the Company accepted Subscription Agreements from four institutional investors, for gross proceeds of $1,150,000 and issued 958,333 shares of its Series A Preferred Stock for $1.20 per share. Holders of Series A Preferred Stock will receive an annual cumulative dividend of $0.12 per share payable semi-annually on April 30 and October 31 of each year beginning April 30, 2005. Holders of Series A Preferred Stock who refer customers to the Company or are themselves customers of the Company will receive a dividend equal to the greater of the cumulative dividend of $0.12 per share or a non-cumulative dividend equal to a minimum of 10% and a maximum of 25% of the net income from fees received by the Company from each referred customer and from the holder itself for (i) access to Knobias' internet-based financial services platform and
(ii) execution of customer securities transactions. Each share of Series A Preferred Stock may be converted at any time at the option of the holder into two shares of common stock, subject to adjustment as provided below. In addition, in the event that (i) the Company's pre-tax net income for the three month period ending December 31, 2005, calculated on an annualized basis, is less than $2,000,000, or (ii) the average closing price of the Company's common stock for the month of December 2005 is less than $1.00 per share, then each share of the Series A Preferred Stock may be converted, at the option of the holder, into four shares of common stock.

                                  KNOBIAS, INC.
                  (formerly Consolidated Travel Systems, Inc.)
                   Notes to Consolidated Financial Statements
             As of and for the Years Ended December 31, 2003 and 2002


On November 15, 2004, pursuant to a Securities Purchase Agreement, the Company issued and sold to DCOFI Master LDC, Bushido Capital Master Fund, L.P. and Gamma Opportunity Capital Partners, LP an aggregate of $1,000,000 in principal of it 8% Secured Convertible Notes due November 1, 2006. The notes bear interest at the rate of 8% per annum, payable quarterly, commencing February 1, 2005. The notes are convertible at any time, at the option of the note purchaser, into the Company's common stock at an initial conversion price (subject to adjustment) of $0.60 per share; however, the conversion price will be reduced to $0.30 per share in the event that either (i) the Company's annualized pre-tax net income for the three-month period ending December 31, 2005 is less than $2,000,000 or
(ii) the volume weighted average trading price for the Company's common stock for the month of December 2005 is less than $1.00 per share. Notwithstanding the foregoing, no note purchaser has the right to convert any portion of the notes tot the extent that, after giving effect to such conversion, such note purchaser would beneficially own in excess of 4.99% of the Company's common stock outstanding. Commencing on the first anniversary date of the date of purchase, the Company is obligated to redeem approximately1/12 of the aggregate principal amount of the notes, plus accrued and unpaid interest. The Company may elect to redeem any such monthly redemption amount in shares of common stock. After one year, if the volume weighted average trading price of the Company's common stock for any 30 consecutive days exceeds $1.80 and the average dollar trading volume for such period exceeds $200,000, the Company may, at its option, cause the note purchaser to convert all or a portion of the principal amount of the notes into common stock. The Company's obligations under the notes are secured by a security interest in substantially all of the Company's assets and a guarantee by its subsidiaries. At the time of the issuance of the notes and in connection therewith, the Company also issued to the note purchasers warrants to purchase an aggregate of 3,000,000 shares of the Company's common stock. The warrants may be exercised, in whole or in part, at any time within five years from the date of the issuance of the notes, for an exercise price of $0.01 per share.

On December 16, 2004, we entered into a Securities Purchase Agreement with DCOFI Master Ltd. for the sale of $500,000 in Senior Subordinated Secured Notes. The investors are obligated to purchase the Senior Subordinated Secured Notes as follows:

      o     $275,000 was purchased on December 16, 2004; and

      o $225,000 will be purchased ninety (90) days from December 16, 2004, assuming we are in compliance with the terms of the Securities Purchase Agreement.

      The Senior Subordinated Secured Notes bear interest at 12% per annum, payable monthly, and mature on June 15, 2005. In addition, we agreed to pay to the holders a fee of 4% per annum, payable monthly, on the balance due under the Senior Subordinated Secured Notes until the Senior Subordinated Secured Notes are paid in full. We have the option to prepay the principal, and all accrued interest, at any time prior to the date of maturity. In the event that we prepay the Senior Subordinated Secured Notes on or prior to ninety days from December 16, 2004, the prepayment amount shall be 100% of the principal due, plus accrued interest; after ninety days from December 16, 2004, the prepayment amount shall be 105% of the principal due, plus accrued interest. In the event that we raise more than $2,000,000 from the sale of securities in one or more transactions, upon the closing of such transaction, we are obligated to repay the Senior Subordinated Secured Notes in full, plus accrued interest. In the event that we do not repay the Senior Subordinated Secured Notes within two trading days of the maturity date, we are obligated to issue to the holders 100,000 shares of our common stock. The full principal amount of the Senior Subordinated Secured Notes, plus a default interest rate of 20%, is due upon a default under the terms of the Senior Subordinated Secured Notes. In addition, we granted the investors a second priority lien in substantially all of our assets, which security interest is junior to that granted to the holders of our 8% Secured Convertible Notes issued November 15, 2004.

                                 KNOBIAS, INC.
                  (formerly Consolidated Travel Systems, Inc.)
                          Consolidated Balance Sheets


                                                  SEPTEMBER 30     DECEMBER 31
                                                      2004            2003
                                                  ------------    ------------
                                                  (Unaudited)
                                     ASSETS

Current assets
Cash                                              $    392,087    $    165,357
Accounts receivable, net                               116,022          88,721
Prepaid expenses                                        18,745          40,991
Other assets                                                --          19,966

                                                  ------------    ------------
Total current assets                                   526,854         315,035
                                                  ------------    ------------

Property and equipment
Furniture, equipment and leasehold improvements        173,550         173,550
Computer hardware and software                         444,844         357,196
Website and database development                       608,543         608,543
                                                  ------------    ------------
Total property and equipment                         1,226,937       1,139,289

Less accumulated depreciation and amortization        (955,663)       (888,387)
                                                  ------------    ------------
Net property and equipment                             271,274         250,902
                                                  ------------    ------------

Other assets                                           128,008           7,970
                                                  ------------    ------------
Total assets                                      $    926,137    $    573,907
                                                  ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable                                  $    411,175    $    124,114
Accrued expenses                                       506,500         295,970
Notes payable                                          967,842         412,922
Subordinated debt                                    1,050,000       1,050,000
Due to shareholder                                          --         174,993
Deferred revenue                                         9,375          11,467
                                                  ------------    ------------
Total current liabilities                            2,944,892       2,069,466
                                                  ------------    ------------

Stockholders' equity (deficit)
Preferred stock, $0.01 par value, 5,000,000 shares
  authorized, none outsatanding                             --              --
Class A Common Stock, $0.01 par value;
  as  95,000,000 shares authorized; 35,859,727 shares
  oustanding at September 30, 2004
(34,911,941 shares at December 31, 2003)               358,597         349,119
Additional paid-in capital                           7,860,697       6,965,182
Accumulated deficit                                (10,238,049)     (8,809,860)
                                                  ------------    ------------
Total stockholders' equity (deficit)                (2,018,755)     (1,495,559)
                                                  ------------    ------------
Total liabilities and stockholders' equity        $    926,137    $    573,907
                                                  ============    ============

  See accompanying notes unaudited interim consolidated financial statements.

                                  KNOBIAS, INC.
                  (formerly Consolidated Travel Systems, Inc.)
                      Consolidated Statements of Operations
             Three and Nine Months Ended September 30, 2004 and 2003



                                               THREE MONTHS ENDED                NINE MONTHS ENDED
                                           --------------------------       --------------------------
                                           SEPTEMBER 30,  SEPTEMBER 30,     SEPTEMBER 30,  SEPTEMBER 30,
                                               2004          2003               2004          2003
                                           -----------    -----------       -----------    -----------
                                           (Unaudited)    (Unaudited)       (Unaudited)    (Unaudited)
Revenue
Website revenue                                489,914        255,392       $ 1,506,217    $   901,080
Other                                               --             --                43             --
                                           -----------    -----------       -----------    -----------
Total revenue                                  489,914        255,392         1,506,260        901,080

Expenses
Research and website content development       300,969        223,255           803,232        478,035
Systems development                            311,203        210,691           854,392        758,851
Advertising                                      3,520          8,753            13,971          5,891
Administrative compensation expense            136,937         98,627           344,672        184,836
Professional fees                               89,317         33,325           266,376         92,840
Occupancy                                       43,115         26,434            97,410         72,487
Depreciation and amortization                   22,413         86,693            67,276        207,555
Other general and administrative               103,011         81,965           305,813        354,304
                                           -----------    -----------       -----------    -----------
Total expenses                               1,010,485        769,744         2,753,142      2,154,798

Operating loss                                (520,571)      (514,353)       (1,246,882)    (1,253,718)

Interest income                                     10            --                 --             --
Interest expense                               (60,061)        (6,430)         (181,307)      (172,240)
Other income, net                                   --         71,967                --         65,494
                                           -----------    -----------       -----------    -----------
Net loss                                   $  (580,622)   $  (448,815)      $(1,428,189)   $(1,360,464)
                                           ===========    ===========       ===========    ===========
Net loss per common share

Basic and diluted                          $     (0.02)   $     (0.01)      $     (0.04)   $     (0.04)
                                           ===========    ===========       ===========    ===========

  See accompanying notes unaudited interim consolidated financial statements.

                                  KNOBIAS, INC.
                  (formerly Consolidated Travel Systems, Inc.)
                      Consolidated Statements of Cash Flows
                  Nine Months Ended September 30, 2004 and 2003



                                                             NINE MONTHS ENDED
                                                        --------------------------
                                                        SEPTEMBER 30,  SEPTEMBER 30,
                                                            2004          2003
                                                        -----------    -----------
                                                        (UNAUDITED)    (UNAUDITED)
Cash flows from operating activities
Net loss                                                $(1,428,189)   $(1,360,464)
Adjustments to reconcile net loss to net
cash used in operating activities
Changes in operating assets and liabilities
Depreciation and amortization                                67,276        207,555
Gain on sale of investments                                      --        (71,967)
(Increase) in accounts receivable                           (27,301)       (27,447)
Decrease (increase) in prepaid expenses                      22,246        (43,153)
Decrease (increase) in other assets                        (100,073)        27,539
Increase in accounts payable and accrued expenses           497,601        186,879
Decrease in deferred revenue                                 (2,092)          (508)
                                                        -----------    -----------

Net cash used in operating activities                      (970,532)    (1,081,566)
                                                        -----------    -----------

Cash flows provided by (used in) investing activities
Proceeds from sale of investments                                --         96,967
Capital expenditures                                        (87,658)       (12,554)
                                                        -----------    -----------

Net cash provided by (used in) investing activities         (87,658)        84,413
                                                        -----------    -----------

Cash flows from financing activities
Issuance of common stock                                    368,000             --
Capital contributions                                       362,000             --
Proceeds from subordinated debt                                  --        850,000
Proceeds from stockholder loans                                  --        174,993
Proceeds from notes payable                                 554,920         99,876
                                                        -----------    -----------

Net cash provided by financing activities                 1,284,920      1,124,869
                                                        -----------    -----------

Net increase in cash                                        226,730        127,716

Cash, beginning of period                                   165,357         71,362
                                                        -----------    -----------
Cash, end of period                                     $   392,087    $   199,078
                                                        ===========    ===========
Supplemental disclosure of cash flow information

Cash paid for interest                                  $        --    $    10,842
                                                        ===========    ===========
Stockholder loans converted to common stock             $   174,993    $        --
                                                        ===========    ===========

  See accompanying notes unaudited interim consolidated financial statements.

                                  KNOBIAS, INC.
                  (formerly Consolidated Travel Systems, Inc.)
      Consolidated Statements of Changes in Stockholder's Equity (Deficit)
               Year Ended December 31, 2003 and Nine Month Period


                                    ADDITIONAL
                    COMMON           PAID-IN      ACCUMULATED
                     STOCK           CAPITAL        DEFICIT          TOTAL
                   ---------      ------------   ------------    ------------
Balance,
 December
 31, 2003          $349,119       $ 6,965,182    $(8,809,860)    $(1,495,559)

Issuance
 of
 shares               9,478           533,515             --         542,993

Capital
 contribution            --           362,000             --         362,000

Net loss                 --                --     (1,428,189)     (1,428,189)
                  ---------      ------------   ------------    ------------
Balance,
 September
 30, 2004         $ 358,597      $  7,860,697   $(10,238,049)   $ (2,018,755)
                  =========      ============   ============    ============

  See accompanying notes unaudited interim consolidated financial statements.

                                  KNOBIAS, INC.
                  (formerly Consolidated Travel Systems, Inc.)
            Notes to Interim Unaudited Consolidated Financial Statements
             For the Three and Nine Months Ended September 30, 2004


NOTE 1.  BASIS OF PRESENTATION:

Limited Nature of Notes to Financial Statements

The notes to the interim unaudited consolidated financial statements do not contain the full disclosure and footnotes required by the accounting principles generally accepted in the United States of America. These interim financial statements should be read in connection with the audited consolidated financial statements and notes to those financial statements as of and for the years ended December 31, 2003 and 2002.

Unaudited Financial Statements

The accompanying interim consolidated balance sheet as of September 30, 2004, the consolidated statements of operations for the three and nine months ended September 30, 2004 and 2003, and the consolidated statements of cash flows and changes in stockholders' equity (deficit) for the nine months ended September 30, 2004 and 2003 are unaudited. Footnote disclosures as of September 30, 2004 and for the three and nine months ended September 30, 2004 and 2003, are also unaudited. These unaudited interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments necessary for a fair statement of the Company's consolidated financial position, and consolidated cash flows and consolidated results of operations for the three and nine months ended September 30, 2004 and 2003. The results of operations for the three and nine months ended September 30, 2004, are not necessarily indicative of the results to be expected for the year ended December 31, 2004.

Stock Based Compensation

Stock option grants are accounted for in accordance with Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, related interpretations. Accordingly, no compensation expense is recognized for stock options granted if the option price is not less than the fair market value of the underlying stock at the grant date. For the three and nine months ended September 30, 2004 and 2003, no stock based compensation expense was included in the determination of net loss, as all options granted during the periods had an exercise price equal to the estimated market value of the stock on the date of the grant.

Stock-based awards to non-employees are accounted for under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force ("EITF") Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services.

Had compensation expense been determined on the basis of fair value pursuant to SFAS No. 123, using the minimum value method as a basis of determining fair value, net loss and net loss per share would have been increased as follows:



                                       THREE MONTHS ENDED          NINE MONTHS ENDED
                                           SEPTEMBER 30,               SEPTEMBER 30,
                                   --------------------------  --------------------------
                                       2004          2003          2004          2003
                                   ------------  ------------  ------------  ------------
Net loss
   As reported                      $  (580,622)  $   (448,815)   $(1,428,189)   $(1,360,464)
   Less stock based
    compensation expense
    determined under fair value
    method for all stock options             --            --          (3,975)           --
                                    -----------   ------------    -----------    -----------
Pro forma net loss                  $  (580,622)  $   (448,815)   $(1,432,164)   $(1,360,464)
                                    ===========   ============    ===========    ===========
Basic and diluted loss per share
    As reported                           (0.02)         (0.01)         (0.04)        (0.04)
    Pro forma                             (0.02)         (0.01)         (0.04)        (0.04)

                                  KNOBIAS, INC.
                  (formerly Consolidated Travel Systems, Inc.)
            Notes to Interim Unaudited Consolidated Financial Statements
             For the Three and Nine Months Ended September 30, 2004


The fair value of each option is estimated on the grant date using the Black-Scholes option pricing model. The following assumptions were made in estimating fair values:

                                                      NINE MONTHS ENDED
                                                        SEPTEMBER 30,
                                                 --------------------------
                                                     2004          2003
                                                 ------------  ------------
Dividend yield                                            -0-           N/A
Risk-free interest rate                                  4.00%          N/A
Expected life                                             1.0           N/A
Expected volatility                                       -0-           N/A
Per-share value                                  $       0.05           N/A


Net Loss Per Common Share

Net loss per share - basic is based upon the weighted average common shares outstanding which totaled 34,911,941 for the three and nine months ended September 30, 2003, Weighted average common shares outstanding were 35,859,727 and 35,776,311 for the three and nine months ended September 30, 2004, respectively.

For purposes of determining net loss per share - diluted, neither the potential exercise of outstanding stock options or warrants, nor the conversion of the shares of debt or equity instruments into common stock are assumed because the effect would be anti-dilutive.


NOTE 2.  NOTES PAYABLE AND SUBORDINATED DEBT

The Company has a $400,540 line-of-credit dated December 30, 2003 with a financial institution. The note bears interest at 6.25 percent matured on. The note is due upon demand. The balance available for use under the line-of-credit is $12,698 and $25,340 September 30, 2004 and 2003, respectively.

In January 2003, the Company issued $750,000 in convertible subordinated notes to five purchasers. These notes bear an interest rate of 24 percent and matured in July 2003. As of September 30, 2003 and September 30, 2004, these notes have not been converted and are still outstanding. In July 2003 and October 2003, the Company issued $250,000 and $50,000, respectively, in convertible subordinated notes to two purchasers. These notes bear interest at a rate of 12 percent and mature in six months from date of issue. As of September 30, 2004, neither of these notes has been converted. There are no financial covenants related to either of these notes.

                                  KNOBIAS, INC.
                  (FORMERLY CONSOLIDATED TRAVEL SYSTEMS, INC.)
            Notes to Interim Unaudited Consolidated Financial Statements
             For the Three and Nine Months Ended September 30, 2004


NOTE 3.  SIGNIFICANT RISKS AND UNCERTAINTIES

During 2002, the Company began to generate revenues from its website activities. However, through September 30, 2004, such revenues have not been sufficient to produce positive operating cash flow. As of September 30, 2004, the Company had a working capital deficit of $2,418,047. Management of the Company is continuing to seek sources of additional debt and/or equity capital to provide operating cash flow until the Company's revenues increase to levels adequate to meet operating costs. In addition, management is actively pursuing potential business combinations that may provide the Company with a source of operating cash. There can be no assurance that such efforts will be successful or that they will provide sufficient working capital to permit the Company to operate until it can achieve positive operating cash flow. See further discussion in Note 6.

NOTE 4.  LEASES AND COMMITMENTS

The Company has entered into leases for office and warehouse space that expired in May 2004 and are now on a month to month basis. Monthly rental of $5,776 is required on the leases. Also, the Company has entered into an apartment lease that expires in March 2005 that requires monthly payments of $2,855.

Rent payments for the nine months ended September 30, 2004 and 2003, were $79,453 and $67,886, respectively. Rent payments for the three months ended September 30, 2004 and 2003, were $29,710 and $24,604.

NOTE 5.  EMPLOYEE STOCK OPTIONS

The Company has a directors' and employees' stock option plan to encourage employees, consultants and directors to acquire or increase their equity interests in the Company and develop a sense of proprietorship and personal involvement in the development and financial success of the Company. Under the plan, the Company may grant options up to 230,000 shares of common stock. The price of each option is equal to the market price determined as of the option grant date. Each option granted will specify the required period of continuous service before the option rights are exercisable and the period during which the option right may be exercised, not to exceed 10 years. The exercise price is equal to the market price of the Company's stock on the date of grant.

Following is a summary of the status of the plan for the nine months ended September 30, 2004:

                                                   WEIGHTED
                                                   AVERAGE
                                                   EXERCISE
                                      SHARES        PRICE
                                   ------------  ------------
Outstanding at December 31, 2003         65,500  $      3.004
Granted                                  93,000         1.295
Exercised                                    --            --
Forfeited                                (6,000)           --
                                   ------------
Outstanding at September 30, 2004
                                        152,500         1.973
                                   ============
Options exercisable at:

September 30, 2004 (unaudited)           65,500  $      3.004
                                   ============  ============

NOTE 6.  SUBSEQUENT EVENTS

Please refer to Note 7 on subsequent events in the annual audited consolidated financial statements for the year ended December 31, 2003.

===================================          ===================================

You   should   rely   only  on  the
information   contained   in   this
prospectus.  We have not authorized
anyone   to   provide    you   with
information   different   from  the
information   contained   in   this
prospectus.  This document may only
be used  where  it is legal to sell
the securities.  The information in
this  document may only be accurate
on the date of this document.

                                                   UP TO 22,516,668 SHARES
                                                           OF OUR
                                                       OF COMMON STOCK
      TABLE OF CONTENTS
                               Page

PROSPECTUS SUMMARY..............  2
RISK FACTORS....................  5
USE OF PROCEEDS................. 11
SELLING STOCKHOLDERS............ 12                      KNOBIAS, INC.
PLAN OF DISTRIBUTION............ 15
MARKET FOR COMMON EQUITY
 AND RELATED STOCKHOLDER
 MATTERS........................ 16
MANAGEMENT'S DISCUSSION
 AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS
 OF OPERATIONS.................. 17
BUSINESS........................ 21
MANAGEMENT...................... 25                   ----------------
EXECUTIVE COMPENSATION.......... 26                      PROSPECTUS
CERTAIN RELATIONSHIPS                                 ----------------
 AND RELATED TRANSACTIONS....... 31
SECURITY OWNERSHIP OF
 CERTAIN BENEFICIAL OWNERS
 AND MANAGEMENT................. 32
DESCRIPTION OF SECURITIES....... 34
INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES................ 40
LEGAL MATTERS................... 40
EXPERTS......................... 40                  December 30, 2004
AVAILABLE INFORMATION........... 40
INDEX TO FINANCIAL STATEMENTS... 41

===================================          ===================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Amended and Restated Certificate of Incorporation provides that we will indemnify our officers, directors, employees, and agents to the fullest extent permitted by the Delaware General Corporate Law. Under the Delaware General Corporate Law, other than in actions brought by or in the right of the corporation, such indemnification would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, if such person had no reasonable cause to believe that the conduct was unlawful. In actions brought by or in the right of the corporation, such indemnification probably would be limited to reasonable expenses (including attorneys' fees) and would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any matter as to which such person is adjudged liable to the corporation, unless, and only to the extent that, the court determines upon application that, in view of all the circumstances of the case, the proposed indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper. To the extent that any director, officer, employee, or agent of ours has been successful on the merits or otherwise in defense of any action, suit, or proceeding, as discussed herein, whether civil, criminal, administrative or investigative, such person must be indemnified against reasonable expenses incurred by such person in connection therewith.

      We have entered into indemnification agreements with our directors and executive officers providing for indemnification consistent with the foregoing.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

      NATURE OF EXPENSE                                    AMOUNT
      ---------------------------                        -----------
      SEC Registration fee                                  2,040.68
      Accounting fees and expenses                          5,000.00*
      Legal fees and expenses                              45,000.00*
                                                         -----------
         TOTAL                                           $ 52,040.68*
                                                         ===========
----------
* Estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

      The  following  sets  forth   information   regarding  all  sales  of  our
unregistered securities during the past three years.

      On November 15, 2004, we consummated a "reverse merger" transaction (the "Merger"), in which we caused KHI Acquisition, Inc., a Delaware corporation and our recently organized, wholly owned subsidiary, to be merged with and into Knobias Holdings, Inc., a Delaware corporation ("Knobias"). As a result of the Merger, Knobias became our wholly owned subsidiary, and we issued 37,968,300 shares of our common stock to the former security holders of Knobias, representing approximately 75% of our outstanding common stock following the Merger, in exchange for 100% of the outstanding capital stock of Knobias and the conversion of certain outstanding debentures of Knobias. The consideration issued in the Merger was determined as a result of arm's-length negotiation between the parties.

      Concurrently with the closing of the Merger, we also issued 9,531,700 shares of our common stock to Duncan Capital Group, LLC ("Duncan Capital") in exchange for its 50% membership interest in Kollage, LLC, a joint venture previously owned by Duncan Capital and Knobias, and the forgiveness of indebtedness in the aggregate amount of approximately $400,000 owed to Duncan Capital by Kollage.

      Prior to the Merger, our stockholders approved the Knobias, Inc. 2004 Stock Incentive Plan and reserved 5,000,000 shares of our common stock for stock options issued and issuable under that plan. At the time of the Merger, Knobias had outstanding stock options to purchase 158,500 shares of Knobias common stock, which outstanding options, pursuant to the Merger Agreement, were converted into options to purchase shares of our common stock. In addition, all outstanding warrants to purchase shares of Knobias common stock, issued by Knobias prior to the Merger, were amended to become warrants to purchase our common stock on the same terms and conditions as those warrants issued by Knobias. At the closing of the Merger, all of the outstanding Knobias warrants were exercisable for an aggregate of 891,218 shares of Knobias common stock, and were amended to become warrants to purchase a like number of shares of our common stock.

      Simultaneously with the closing of the Merger transaction, we issued 958,333 shares of Series A Preferred Stock to four institutional investors at a price of $1.20 per share, in a transaction exempt from the registration requirements of the federal securities laws. The gross proceeds from such transaction were $1,150,000. The shares were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The investors were all "accredited investors" as that term is defined under Regulation D. The investors were all provided a confidential private offering memorandum and executed subscription agreements in which they made representations regarding their sophistication and qualification as accredited investors. The proceeds of the private placement were used to pay certain expenses in connection with the Merger, repay certain indebtedness, and for other general corporate purposes.

      As described above, simultaneously with the closing of the Merger transaction, we executed the Standby Equity Distribution Agreement with Cornell Capital. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital shares of our common stock, par value $.01 per share, for a total purchase price of up to $10 million. Upon execution of the Standby Equity Distribution Agreement, Cornell Capital received 666,667 shares of common stock and a structuring fee of $15,000. Such shares were issued, and the future issuance of shares under the Standby Equity Distribution Agreement will be, in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder, based upon the representation of Cornell Capital that it is an "accredited investor" as that term is defined under Regulation D. We also entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer, pursuant to which we engaged Newbridge Securities Corporation to act as our exclusive placement agent in connection with the Standby Equity Distribution Agreement, and paid a fee of $10,000 to Newbridge Securities Corporation.

      As  described  above,  on November  15,  2004,  pursuant  to a  Securities
Purchase Agreement, we issued and sold to the Note Purchasers an aggregate of $1,000,000 in principal amount of our 8% Secured Convertible Notes due November 1, 2006 (the "Notes") and issued warrants to the Note Purchasers to purchase an aggregate of 3,000,000 shares of common stock at an exercise price of $.01 per share. Such securities were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder, based upon the representation of the Note Purchasers that each is an "accredited investor" as that term is defined under Regulation
D. The net proceeds from the issuance and sale of the Notes were approximately $925,000 (after payment of fees and expenses to the Note Purchasers). We utilized the proceeds to repay certain bank debt, pay certain expenses and other obligations in connection with the Merger, and for working capital.

      In connection with the private placement of Series A Preferred Stock and the issuance of the Notes, we paid a sales commission in the amount of $136,500 to Duncan Capital, LLC, a registered broker-dealer, of which amount $50,000 was paid through the issuance of Series A Preferred Stock. In addition, we issued a warrant to Duncan Capital, LLC, to purchase 178,750 shares of common stock at an exercise price of $.60 per share.

      All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27.  EXHIBITS.

      The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Knobias, a Delaware corporation.

EXHIBIT NO.       DESCRIPTION
-----------       -----------

2.1 Agreement and Plan of Reorganization, dated as of June 30, 2004, by and among Knobias Holdings, Inc., Consolidated Travel Systems, Inc. And KHI Acquisition, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on July 14, 2004 and incorporated herein by reference.

2.2 First Amendment to Agreement and Plan of Reorganization, dated as of October 25, 2004, by and among Knobias Holdings, Inc., Consolidated Travel Systems, Inc. And KHI Acquisition, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

3.1 Certificate of Incorporation of the Company and all amendments thereto prior to the Merger transaction, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on November 9, 2001 and incorporated herein by reference.

3.2 By-Laws of the Company prior to the Merger transaction, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on November 9, 2001 and incorporated herein by reference.

3.3 Amended and Restated Certificate of Incorporation of Knobias, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

3.4 Amended and Restated Bylaws of Knobias, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

3.5 Certificate of Designation of Series A Preferred Stock of Knobias, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

3.6 Certificate of Merger of KHI Acquisition, Inc. with and into Knobias Holdings, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

4.1 Instruments defining rights of holders, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on November 9, 2001 and incorporated herein by reference.

4.2 Standby Equity Distribution Agreement dated as of November 15, 2004, by and between Cornell Capital Partners, LP and the Company, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

4.3 Registration Rights Agreement dated as of November 15, 2004, by and between Cornell Capital Partners, LP and the Company, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

4.4 Escrow Agreement dated as of November 15, 2004, by and among Cornell Capital Partners, LP, the Company and David Gonzalez, Esq., filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

4.5 Placement Agent Agreement dated as of November 15, 2004, by and among Cornell Capital Partners, LP, the Company and Newbridge Securities Corporation, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

4.6 Registration Rights Agreement dated as of November 15, 2004, by and among the Company and the holders of the Company's Series A Preferred Stock, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

EXHIBIT NO.       DESCRIPTION
-----------       -----------

4.7 Securities Purchase Agreement dated as of November 15, 2004, by and between the Company and the Note Purchasers, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

4.8 Form of 8% Secured Convertible Note due November 1, 2006 of the Company, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

4.9 Registration Rights Agreement dated as of November 15, 2004, by and between the Company and the Note Purchasers, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

4.10 Form of Common Stock Purchase Warrant dated November 15, 2004, issued by the Company to the Note Purchasers, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

4.11 Security Agreement dated as of November 15, 2004, by and between the Company and the Note Purchasers, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

4.12 Form of Subsidiary Guarantee dated as of November 15, 2004, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

4.13 Form of Warrant issued to former holders of Knobias warrants, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

4.14 Warrant to purchase 25,000 shares of common stock issued to Bridges and Pipes, LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

4.15 Warrant to purchase 178,750 shares of common stock issued to Duncan Capital, LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith)

10.1 Knobias, Inc. 2004 Stock Incentive Plan, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

10.2 Form of Option Agreement entered into with former holders of Knobias options, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

10.3 Indemnification Agreement, dated as of November 19, 2004, by and between the Company and E. Key Ramsey.

10.4 Indemnification Agreement, dated as of November 19, 2004, by and between the Company and Robert L. Atkins.

10.5 Indemnification Agreement, dated as of November 19, 2004, by and between the Company and Joseph L. Stephens.

10.6 Indemnification Agreement, dated as of November 19, 2004, by and between the Company and Danny M. Dunnaway.

10.7 Indemnification Agreement, dated as of November 19, 2004, by and between the Company and Gregory E. Ballard.

EXHIBIT NO.       DESCRIPTION
-----------       -----------

10.8 Indemnification Agreement, dated as of November 19, 2004, by and between the Company and Timothy J. Aylor.

10.9 Indemnification Agreement, dated as of November 19, 2004, by and between the Company and Kevin T. Crow.

10.10             E. Key Ramsey Employment Agreement.

10.11             Greg Ballard Employment Agreement.

21.1 List of Subsidiaries, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

23.1              Consent  of  Independent  Registered  Public  Accounting  Firm
                  (filed herewith).

23.2              Consent of legal counsel (see Exhibit 5.1).

ITEM 28.  UNDERTAKINGS.

      The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

      (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Ridgeland, State of Missouri, on December 30, 2004.




Dated: December 30, 2004                  By: /s/ E. KEY RAMSEY
                                             ---------------------------------
                                             E. Key Ramsey
                                             President, Chief Executive Officer,
                                             Principal  Accounting Officer and
                                             Principal Financial Officer


      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                 TITLE                                DATE
----------------------    -----------------------------------  -----------------


/s/ E. KEY RAMSEY         President, Chief Executive Officer,  December 30, 2004
----------------------    Chief Financial Officer, Chairman
E. KEY RAMSEY             of the Board and Director

/s/ GREGORY E. BALLARD    Vice President, Chief Operating      December 30, 2004
----------------------    Officer and Director
Gregory E. Ballard

/s/ ROBERT L. ATKINS.     Secretary and Director               December 30, 2004
----------------------
Robert L. Atkins

                          Director                             December 30, 2004
----------------------
Timothy J. Aylor

/s/ DANNY M. DUNNAWAY     Director                             December 30, 2004
----------------------
Danny M. Dunnaway

                          Director                             December 30, 2004
----------------------
Joseph L. Stephens

                          Director                             December 30, 2004
----------------------
Kevin T. Crow